EXHIBIT 2.1

SHARE EXCHANGE AGREEMENT

BY AND BETWEEN

GOLDEN MATRIX GROUP, INC.,

A NEVADA CORPORATION,

CLASSICS HOLDINGS CO. PTY LTD.,

AN AUSTRALIAN PROPRIETARY LIMITED COMPANY,

AND

THE SHAREHOLDERS OF

CLASSICS HOLDINGS CO. PTY LTD.

ABN 665 490 219

DATED AUGUST 16, 2024

TABLE OF CONTENTS

ARTICLE I. REPRESENTATIONS, COVENANTS, AND WARRANTIES OF CLASSICS AND THE CLASSICS SHAREHOLDERS		1

1.1.	Organization.	2
1.2.	Capitalization.	2
1.3.	Subsidiaries and Predecessor Corporations.	3
1.4.	Other Information.	3
1.5.	Options, Warrants, Convertible Securities.	3
1.6.	Absence of Certain Changes or Events.	4
1.7.	Classics and Related Matters.	5
1.8.	Litigation and Proceedings.	5
1.9.	Contracts.	5
1.10.	Material Contract Defaults.	6
1.11.	No Conflict With Other Instruments.	6
1.12.	Governmental Authorizations.	6
1.13.	Compliance With Laws and Regulations.	6
1.14.	Approval of Agreement.	7
1.15.	Material Transactions or Affiliations.	7
1.16.	The Classics Schedules.	7
1.17.	Valid Obligation.	8
1.18.	Acquisition of the Company Securities.	8
1.19.	Exemption from Registration.	8
1.20.	Representations, Acknowledgments and Warranties of the Classics Shareholders.	8
1.21.	Real Property.	11
1.22.	Data Room; Information Supplied.	11
1.23.	Advertising.	12
1.24.	Intellectual Property.	12
1.25.	Compliance With Laws.	14
1.26.	Environmental Matters.	15
1.27.	Insurance Coverage.	16
1.28.	Customer, Supplier and Employee Relations.	16
1.29.	Product and Service Matters.	17
1.30.	Compliance with Laws.	17
1.31.	Insider Trading.	18
1.32.	Closing Date Releases.	19
1.33.	Solvency.	20
1.34.	Acknowledgements.	20
1.35.	No Other Representations or Warranties.	20
1.36.	No Untrue Representation or Warranty.	20

ARTICLE II. REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY		20

2.1.	Organization.	21
2.1.	Trading Status.	21

2.2.	Capitalization.	21
2.3.	No Conflict or Violation; Default; Confirmations.	21
2.4.	Litigation and Proceedings.	22
2.5.	Approval of Agreement.	22
2.6.	Valid Obligation.	22
2.7.	No Other Representations or Warranties.	22
2.8.	No Untrue Representation or Warranty.	23

ARTICLE III. PLAN OF EXCHANGE		23

3.1.	The Exchange.	23
3.2.	Holdback.	24
3.3.	Potential For Earnout Consideration.	24
3.4.	Closing.	26
3.5.	Tradability of Company Securities.	27
3.6.	Termination.	27
3.7.	Effect of Termination.	29

ARTICLE IV. SPECIAL COVENANTS		29

4.1.	Access to Properties and Records.	29
4.2.	Delivery of Books and Records and Bank Accounts.	29
4.3.	Third Party Consents and Certificates.	29
4.4.	Actions Prior to Closing.	29
4.5.	Post-Closing Conditions.	30

ARTICLE V. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY		31

5.1.	Ownership of Classics.	31
5.2.	Accuracy of Representations and Performance of Covenants.	31
5.3.	Officer’s Certificate.	31
5.4.	No Material Adverse Change.	31
5.5.	Approval by Classics.	31
5.6.	No Governmental Prohibition.	32
5.7.	Consents.	32
5.8.	Due Diligence.	32
5.9.	Other Closing Conditions.	32

ARTICLE VI. CONDITIONS PRECEDENT TO OBLIGATIONS OF CLASSICS AND THE CLASSICS SHAREHOLDERS		32

6.1.	Accuracy of Representations and Performance of Covenants.	32
6.2.	Officer’s Certificate.	33
6.3.	No Material Adverse Change.	33
6.4.	No Governmental Prohibition.	33
6.5.	Consents.	33
6.6.	Other Closing Conditions.	33

ARTICLE VII. INDEMNIFICATION		33

7.1.	Indemnification by the Classics Shareholders.	33

7.2.	Indemnification by the Company.	34
7.3.	Survival of Representations, Warranties and Covenants.	34
7.4.	Notice and Opportunity to Defend.	34
7.5.	Remedies Exclusive.	35
7.6.	Emergency Relief.	35
7.7.	Right to Set Off.	35

ARTICLE VIII. CONFIDENTIALITY		35

8.1.	Confidentiality.	35
8.2.	Enforceability.	36

ARTICLE IX. DEFINITIONS		36

9.1.	Certain Definitions.	36
9.2.	Other Definitional Provisions.	41

ARTICLE X. MISCELLANEOUS		42

10.1.	Broker/Finder’s Fee.	42
10.2.	Equitable Adjustments.	42
10.3.	Governing Law and Jurisdiction.	42
10.4.	Notices.	42
10.5.	Attorneys’ Fees.	43
10.6.	Confidentiality.	44
10.7.	Publicity.	44
10.8.	Schedules and Exhibits.	44
10.9.	Schedules; Knowledge.	44
10.10.	Third Party Beneficiaries.	44
10.11.	Expenses.	45
10.12.	Entire Agreement.	45
10.13.	Survival; Termination.	45
10.14.	Counterparts.	45
10.15.	Amendment or Waiver.	45
10.16.	Best Efforts.	45
10.17.	Remedies.	45
10.18.	Severability.	46
10.19.	Independent Nature of Classics’ Shareholders Obligations and Rights.	46
10.20.	No Presumption from Drafting.	46
10.21.	Review and Construction of Documents.	46
10.22.	Headings; Gender.	47
10.23.	Transaction Expenses.	47
10.24.	Cooperation Following the Closing.	47
10.25.	Counterparts, Effect of Facsimile, Emailed and Photocopied Signatures.	47

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT is entered into as of this sixteenth day of August 2024, by and among Golden Matrix Group, Inc., a Nevada corporation (the “Company”) and Classics Holdings Co. Pty Ltd., an Australian proprietary limited company ABN 665 490 219 (“Classics”), and the person(s) executing this Agreement listed on the signature page hereto under the heading “Classics Shareholders” (referred to as the “Classics Shareholders”), each a “Party” and collectively the “Parties,” upon the following premises:

PREMISES

WHEREAS, the Classics Shareholders own outstanding ordinary shares of Classics (the “Classics Stock”), totaling one-hundred percent (100%) of the issued and outstanding ordinary shares of Classics;

WHEREAS, the Company is a publicly-held corporation organized under the laws of the State of Nevada, whose common stock trades on the Nasdaq Capital Market under the symbol “GMGI”;

WHEREAS, Classics is a private proprietary limited company organized under the laws of Australia;

WHEREAS, Classics holds 100 shares of Classics for A Cause Pty Ltd. ABN number 636 124 162 (“CFAC”), representing 100% ownership of CFAC;

WHEREAS, the Company desires to acquire 80% of the issued and outstanding securities of Classics in exchange for unissued shares of the Company’s restricted common stock and cash (the “Exchange Offer” or the “Exchange”), so that Classics will become an 80% owned subsidiary of the Company; and

WHEREAS, the Classics Shareholders desire to exchange 80% of their ordinary shares in Classics in exchange for cash and shares of authorized but unissued shares of common stock of the Company, and other consideration, as set forth below.

CERTAIN CAPITALIZED TERMS USED HEREIN HAVE THE MEANINGS GIVEN TO SUCH TERMS IN ARTICLE IX.

AGREEMENT

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, the receipt and sufficiency of which is hereby acknowledged, it is hereby agreed as follows:

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ARTICLE I.

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF CLASSICS AND THE CLASSICS SHAREHOLDERS

As an inducement to and to obtain the reliance of the Company, except as set forth on the Classics Schedules (as hereinafter defined, which shall contain any exceptions or qualifications to the representations and warranties are set forth below), Classics and the Classics Shareholders each jointly and severally represent and warrant as follows (which shall be re-confirmed at Closing):

1.1. Organization. Classics is a limited company duly organized, validly existing, and in good standing under the laws of Australia. Classics For a Cause is a limited company duly organized, validly existing, and in good standing under the laws of Australia. The Classics Parties have the corporate power and are duly authorized, qualified, franchised, and licensed under all applicable Laws, regulations, ordinances, and orders of public authorities to own all of their properties and assets and to carry on their business in all material respects as it is now being conducted, including qualifications to do business as a foreign corporation in the states or countries in which the character and location of the assets owned by them or the nature of the business transacted by them requires qualification, except where failure to be so qualified would not have a material adverse effect on their business. Included in the Classics Schedules are complete and correct copies of the Governing Documents of the Classics Parties as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Classics Parties’ Governing Documents. Classics has taken all actions required by Law, its Governing Documents, or otherwise to authorize the execution and delivery of this Agreement. Classics has full power, authority, and legal right and has taken all action required by Law, its Governing Documents and otherwise to consummate the transactions herein contemplated.

1.2. Capitalization.

2.2.1 All issued and outstanding stock of the Classics Parties is legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person and were issued in accordance with all Australian securities laws. Prior to giving effect to the transactions contemplated by this Agreement, the Classics Shareholders are the legal and beneficial owners of all of the issued and outstanding equity of Classics, as set forth on Schedule 1.2.1, all of which equity interests are owned free and clear of any Liens (other than those imposed under applicable securities laws). The Classics Stock to be delivered by the Classics Shareholders to the Company at the Closing constitutes 80% of the issued and outstanding equity of Classics. Classics owns 100% of Classics For a Cause. All of the outstanding equity of the Classics Parties were not issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of applicable Law, the Classics Parties’ Governing Documents or any contract to which any Classics Parties is a party or by which it or its securities are bound. None of the Classics Parties hold any equity interests in its treasury. None of the outstanding equity of the Classics Parties were issued in violation of any applicable securities Laws. There are no convertible securities of the Classics Parties. There are no preemptive rights or rights of first refusal or first offer with respect to the Classics Parties’ equity securities, nor are there any contracts, commitments, arrangements or restrictions to which the Classics Parties or, to the Knowledge of the Classics Shareholders, any of their equity holders are a party or bound relating to any equity securities or convertible securities of the Classics Parties, whether or not outstanding. There are no outstanding or authorized equity appreciation, phantom equity or similar rights with respect to the Classics Parties. There are no voting trusts, proxies, shareholder agreements or any other agreements or understandings with respect to the voting of the Classics Parties’ equity. There are no outstanding contractual obligations of the Classics Parties to repurchase, redeem or otherwise acquire any equity of the Classics Parties. There are no declared or accrued but unpaid dividends with respect to any equity of the Classics Parties.

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1.3. Subsidiaries and Predecessor Corporations. Classics does not have any predecessor corporation(s) or subsidiaries other than as set forth on Schedule 1.3 (collectively, the “Subsidiaries”, which term includes Classics For a Cause), which schedule includes the ownership of each subsidiary owned by Classics.

1.4. Other Information.

1.4.1 Classics and its Subsidiaries have no liabilities with respect to the payment of any federal, provincial, state, county, local or other Taxes (including any deficiencies, interest or penalties), except for Taxes accrued but not yet due and payable or as provided in the Classics Schedules.

1.4.2 Classics and its Subsidiaries have filed all federal, provincial, state or local income and/or franchise Tax returns required to be filed by it from inception to the date hereof. Each of such income Tax returns reflects the Taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

1.4.3 The books and records of Classics and its Subsidiaries are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

1.4.4 Classics and its Subsidiaries have no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise in excess of Twenty-Five Thousand Dollars (AU$25,000) except as disclosed in writing to the Company on Schedule 1.4.4, which liabilities in aggregate shall not exceed AU$50,000, including payables, on the Closing Date.

1.5. Options, Warrants, Convertible Securities. Other than as set forth on Schedule 1.5, there are no outstanding subscriptions, options, calls, contracts, commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement and also including any rights plan or other antitakeover agreement, obligating Classics or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of Classics or any of its Subsidiaries or obligating Classics or any of its Subsidiaries to grant, extend or enter into any such agreement or commitment and there are no outstanding stock appreciation rights or similar derivative securities or rights of Classics or any of its Subsidiaries.

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1.6. Absence of Certain Changes or Events. Except as set forth in this Agreement or the Classics Schedules provided, and as set forth in the Profit and Loss and Balance Sheets for both Classics Holdings Co. Pty Ltd ABN 665 490 219 and Classics for a Cause Pty Ltd ABN number 636 124 162 attached on Schedule 1.6:

1.6.1 There has not been (i) any material adverse change in the proposed business, operations, properties, assets, or condition of Classics or any of its Subsidiaries or (ii) any damage, destruction, or loss to Classics or any of its Subsidiaries (whether or not covered by insurance) materially and adversely affecting the business or financial condition of Classics or any of its Subsidiaries;

1.6.2 Neither Classics, nor any of its Subsidiaries have (i) amended its Governing Documents; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to any shareholders or members or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of Classics and its Subsidiaries have; (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transaction other than sales in the ordinary course of its business; (vi) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceeds Fifteen Thousand Dollars (AU$15,000); or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

1.6.3 Classics and its Subsidiaries have not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) in excess of AU$25,000 except as disclosed herein and except liabilities incurred in the ordinary course of business; (ii) paid or agreed to pay any material obligations or liability (absolute or contingent) other than current liabilities, and current liabilities incurred in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transactions contemplated hereby; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than Fifty Thousand Dollars (AU$50,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value of less than Fifty Thousand Dollars (AU$50,000); or (iv) made or permitted any amendment or termination of any contract, agreement, or license to which they are a party if such amendment or termination is material, considering the business of Classics and its Subsidiaries , other than in the ordinary course of business; and

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1.6.4 To the best Knowledge of the Classics Shareholders, Classics and its Subsidiaries have not become subject to any Law or regulation which materially and adversely affects, or in the future may adversely affect, the business, operations, properties, assets, or condition of Classics or its Subsidiaries.

1.7. Classics and Related Matters. No third party has any right to, and neither Classics, nor any of its Subsidiaries have received any notice of infringement of or conflict with asserted rights of others with respect to, any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the proposed business, operations, financial condition, income, or business prospects of Classics and its Subsidiaries or any material portion of its or their properties, assets, or rights.

1.8. Litigation and Proceedings. Other than as set forth on Schedule 1.8, there are no actions, suits, or proceedings pending or, to the Knowledge of the Classics Shareholders after reasonable investigation, threatened by or against Classics and its Subsidiaries or its or their properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. The Classics Shareholders do not have any Knowledge of any material default with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

1.9. Contracts.

1.9.1 Except as disclosed on Schedule 1.9.1, there are no material contracts, agreements, franchises, license agreements, debt instruments or other commitments to which Classics and its Subsidiaries is or are a party or by which any of its or their assets, products, technology, or properties are bound other than those incurred in the ordinary course of business (as used in this Agreement, a “material” contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement and (ii) involves obligations of at least Fifty Thousand Dollars (AU$50,000) unless otherwise disclosed pursuant to this Agreement);

1.9.2 All contracts, agreements, franchises, license agreements, and other commitments, if any, to which Classics and its Subsidiaries are a party and which are material to the operations or proposed operations of Classics or its Subsidiaries taken as a whole are valid and enforceable by Classics and its Subsidiaries in all material respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally;

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1.9.3 Neither Classics, nor any of its Subsidiaries, is a party to or bound by, and the properties of Classics and its Subsidiaries are not subject to, any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, the business operations, properties, assets, or condition of Classics and its Subsidiaries; and

1.9.4 Except as included or described in the Classics Schedules, neither Classics nor any of its Subsidiaries is a party to any oral or written (i) contract for the employment of any officer or employee which is not terminable on thirty (30) days, or less notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guaranty of any obligation, other than one on which Classics or its Subsidiaries is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guaranties of obligations which, in the aggregate do not exceed more than one (1) year or providing for payments in excess of Fifty Thousand Dollars (AU$50,000) in the aggregate; (v) collective bargaining agreement; or (vi) agreement with any present or former officer or director of Classics or its Subsidiaries.

1.10. Material Contract Defaults. Classics and its Subsidiaries are not in default in any material respect under the terms of any outstanding material contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets or condition of Classics and its Subsidiaries, and there is no event of default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Classics or its Subsidiaries has not taken adequate steps to prevent such a default from occurring.

1.11. No Conflict With Other Instruments. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute an event of default under, or terminate, accelerate or modify the terms of any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Classics or its Subsidiaries is a party or to which any of its or their properties or operations are subject as of the date of this Agreement and/or as of the Closing Date.

1.12. Governmental Authorizations. Except as set forth in the Classics Schedules, Classics and its Subsidiaries have all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it and them to conduct its and their business in all material respects as conducted on the date hereof. Except for compliance with federal, provincial and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other Governmental Body is required in connection with the execution and delivery by Classics and the Classics Shareholders of this Agreement and the consummation by Classics and the Classics Shareholders of the transactions contemplated hereby.

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1.13. Compliance With Laws and Regulations. Except as set forth in the Classics Schedules, to the best Knowledge of the Classics Shareholders, Classics and its Subsidiaries have complied with all applicable statutes and regulations of any federal, provincial, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Classics and its Subsidiaries or except to the extent that noncompliance would not result in the occurrence of any material liability for Classics and its Subsidiaries.

1.14. Approval of Agreement. The Directors of Classics shall have authorized the execution and delivery of this Agreement by Classics and approved this Agreement and the transactions contemplated hereby.

1.15. Material Transactions or Affiliations. Set forth in the Classics Schedules is a description, if applicable, of every contract, agreement, or arrangement between Classics and its Subsidiaries and any predecessor and any person who was at the time of such contract, agreement, or arrangement an officer, director, or person owning of record, or known by any Classics Shareholders to own beneficially, five percent (5%) or more of the issued and outstanding securities of Classics and which is to be performed in whole or in part after the date hereof or which was entered into not more than three (3) years prior to the date hereof. Except as disclosed in the Classics Schedules or otherwise disclosed herein, no officer, director, or five percent (5%) shareholder of Classics has, or has had since formation, any known interest, direct or indirect, in any transaction with Classics or its Subsidiaries which was material to the business of Classics and its Subsidiaries. There are no commitments by Classics and its Subsidiaries, whether written or oral, to lend any funds, or to borrow any money from, or enter into any other transaction with, any such affiliated person.

1.16. The Classics Schedules. Classics has delivered to the Company the following schedules, if such schedules are applicable to the business of Classics and its Subsidiaries, which are collectively referred to, together with the various schedules described in this ARTICLE I, as the “Classics Schedules” and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the principal executive officer of Classics as complete, true, and correct as of the date of this Agreement in all material respects:

1.16.1 a schedule containing complete and correct copies of the Governing Documents of Classics and its Subsidiaries in effect as of the date of this Agreement;

1.16.2 a schedule containing any Resolutions of the Directors and shareholders of Classics and its Subsidiaries formation;

1.16.3 a schedule containing Minutes of meetings of the Directors and shareholders of Classics and its Subsidiaries since formation;

1.16.4 a schedule containing a list indicating the name and address of each shareholder of Classics and its Subsidiaries together with the amount of securities owned by him, her or it;

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1.16.5 a schedule listing any and all federal, provincial, state and local Tax identification numbers of Classics and its Subsidiaries and containing complete and correct copies of all federal, provincial, state and local Tax returns filed by Classics and its Subsidiaries;

1.16.6 a schedule setting forth any other information, together with any required copies of documents, required to be disclosed by Classics. Any fact known to be, or to the best Knowledge of the Classics Shareholders or after reasonable investigation, reasonably believed to be, contrary to any of the representations, covenants, and warranties made in ARTICLE I are required to be disclosed in the Classics Schedules pursuant to this Section 1.16; and

1.16.7 a schedule of any and all limitations or qualifications or exceptions to the representations, covenants and warranties of Classics and Classics Shareholders contained in ARTICLE I of this Agreement, if any.

Classics shall cause the Classics Schedules and the instruments and data delivered to the Company hereunder to be promptly updated after the date hereof up to and including the Closing Date.

1.17. Valid Obligation. This Agreement and all agreements and other documents executed by Classics and the Classics Shareholders in connection herewith constitute the valid and binding obligation of Classics and the Classics Shareholders, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

1.18. Acquisition of the Company Securities. The Classics Shareholders are acquiring the Company Securities for their own account without the participation of any other person and with the intent of holding the Company Securities for investment and without the intent of participating, directly or indirectly, in a distribution of the Company Securities, or any portion thereof, and not with a view to, or for resale in connection with, any distribution of the Company Securities, or any portion thereof. The Classics Shareholders have read, understand and consulted with his, her or its legal counsel regarding the limitations and requirements of Section 5 of the Securities Act. The Classics Shareholders will offer, sell, pledge, convey or otherwise transfer the Company Securities, or any portion thereof, only if: (i) pursuant to an effective registration statement under the Securities Act and any and all applicable state securities or Blue Sky laws or in a transaction which is otherwise in compliance with the Securities Act and such laws; or (ii) pursuant to a valid exemption from registration.

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1.19. Exemption from Registration. The Exchange and the transactions contemplated thereby, meet an exemption from registration pursuant to Section 4(a)(2) of the Securities Act, Rule 506(b) of Regulation D promulgated under the Securities Act and/or Regulation S of the Securities Act.

1.20. Representations, Acknowledgments and Warranties of the Classics Shareholders. Each of the Classics Shareholders (each a “Share Recipient”), represent, acknowledge and warrant the following to the Company, and agree that such representations, acknowledgments and warranties shall be automatically reconfirmed on the Closing Date:

1.20.1 The Share Recipient is the sole record and beneficial owner of the Company Shares owned by such Share Recipient as set forth on Schedule 1.2.1 (defined herein as the “Share Recipient Shares”) and has good and marketable title to all of the Share Recipient Shares, free and clear of any, claims, charges, options, rights of tenants or other Liens. The Share Recipient has sole managerial and dispositive authority with respect to the Share Recipient Shares and has not granted any person a proxy or option to buy the Share Recipient Shares that has not expired or been validly withdrawn. The sale and delivery of the Share Recipient Shares to the Company pursuant to this Agreement will vest in the Company the legal and valid title to the Share Recipient Shares acquired by the Company hereunder, free and clear of all security interests, adverse claims or other Liens of any character whatsoever.

1.20.2 The Share Recipient recognizes that the Company Securities have not been registered under the Securities Act, nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Company Securities is registered under the Securities Act or unless an exemption from registration is available. The Share Recipient may not sell the Company Securities without registering them under the Securities Act and any applicable state securities laws unless exemptions from such registration requirements are available with respect to any such sale;

1.20.3 The Share Recipient is acquiring the Company Securities for its own account for long-term investment and not with a view toward resale, fractionalization or division, or distribution thereof, and it does not presently have any reason to anticipate any change in its circumstances, financial or otherwise, or particular occasion or event which would necessitate or require the sale or distribution of the Company Securities. No one other than the Share Recipient will have any beneficial interest in said securities. The Share Recipient agrees to set forth the terms of its ownership, record address and tax id number if applicable on the Form of Stock Registration Form, attached hereto as Exhibit 1 A;

1.20.4 The Share Recipient acknowledges that he, she or it:

(i) is an “accredited investor” as such term is defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended and has completed and delivered concurrently with its execution hereof, as copy of the certification attached hereto as Exhibit B, and

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(ii) is aware of, has received and had an opportunity to review (A) the (i) Company’s Annual Report on Form 10-K for the year ended October 31, 2023; (ii) the Audited and Interim Financial statements of the MeridianBet Group and the pro forma financial statements associated therewith, filed by the Company with the SEC on June 4, 2024; and (iii) the Company’s Quarterly Report on Form 10-Q and current reports on Form 8-K (which filings can be accessed by going to https://www.sec.gov/edgar/search/, typing “Golden Matrix Group” in the “Search by keyword, ticker, company name, CIK number or individual’s name” field, and clicking the “Search” button), from January 1, 2024, to the date of such Share Recipient’s entry into this Agreement, in each case (i) through (iii), including the audited and unaudited financial statements, description of business, risk factors, results of operations, certain transactions and related business disclosures described therein (collectively the “Disclosure Documents”) and an independent investigation made by it of the Company; (B) has, prior to the date of this Agreement, been given an opportunity to review material contracts and documents of the Company and has had an opportunity to ask questions of and receive answers from the Company’s officers and Directors and has no pending questions as of the date of this Agreement; and (C) is not relying on any oral representation of the Company or any other person, nor any written representation or assurance from the Company; in connection with each Share Recipient’s acceptance of the Company Securities and investment decision in connection therewith. The Share Recipient acknowledges that due to its receipt of and review of the information described above, it has received similar information as would be included in a Registration Statement filed under the Securities Act;

1.20.5 The Share Recipient has such knowledge and experience in financial and business matters such that the Share Recipient is capable of evaluating the merits and risks of an investment in the Company Securities and of making an informed investment decision, and does not require a representative in evaluating the merits and risks of an investment in the Company Securities;

1.20.6 The Share Recipient has had an opportunity to ask questions of and receive satisfactory answers from the Company, or any person or persons acting on behalf of the Company, concerning the terms and conditions of the Exchange and the Company, and all such questions have been answered to the full satisfaction of the Share Recipient;

1.20.7 The Share Recipient recognizes that an investment in the Company is a speculative venture and that the total amount of consideration tendered in connection with the Exchange Offer is placed at the risk of the business and may be completely lost. The ownership of the Company Securities as an investment involves special risks. The Share Recipient has had a reasonable opportunity to ask questions of and receive answers regarding the Company and to request additional relevant information from a person or persons acting on behalf of the Company regarding such information; and has no pending questions as of the date of this Agreement;

1.20.8 The Share Recipient realizes that the Company Securities cannot readily be sold as they will be restricted securities and therefore the Company Securities must not be accepted in the Exchange Offer unless such Share Recipient has liquid assets sufficient to assure that such purchase will cause no undue financial difficulties and such Share Recipient can provide for current needs and possible personal contingencies;

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1.20.9 The Share Recipient confirms and represents that it is able (i) to bear the economic risk of its investment, (ii) to hold the Company Securities for an indefinite period of time, and (iii) to afford a complete loss of its investment. The Share Recipient also represents that it has (i) adequate means of providing for its current needs and possible personal contingencies, and (ii) has no need for liquidity in this particular investment;

1.20.10 All information which the Share Recipient has provided to the Company concerning such Share Recipient’s financial position and knowledge of financial and business matters is correct and complete as of the date hereof, and if there should be any material change in such information prior to the Closing Date, the Share Recipient will immediately provide the Company with such information;

1.20.11 The Share Recipient has carefully considered and has, to the extent it believes such discussion necessary, discussed with its professional, legal, tax and financial advisors, the suitability of an investment in the Company Securities for its particular tax and financial situation and its advisers, if such advisors were deemed necessary, have determined that the Company Securities are a suitable investment for him, her, or it;

1.20.12 The Share Recipient has not become aware of and has not been offered the Company Securities by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to the Share Recipient’s Knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising;

1.20.13 The Share Recipient confirms and acknowledges that the Company is under no obligation to register or seek an exemption under any federal and/or state securities acts for any sale or transfer of the Company Securities by Share Recipients and the Share Recipient is solely responsible for determining the status, in its hands, of the Company Securities acquired in connection herewith and the availability, if required, of exemptions from registration for purposes of sale or transfer of the Company Securities; and

1.20.14 The Share Recipient confirms and acknowledges that no federal or state agency has made any finding or determination as to the fairness of the Company Securities for investment or any recommendation or endorsement of the Company Securities. The Company Securities have not been registered under the Securities Act or the securities laws of any State and are being offered and sold in reliance on exemptions from the registration requirements of the Securities Act and such state laws.

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1.21. Real Property. Classics and its Subsidiaries (i) own the Owned Real Property and (ii) lease the Leased Real Property set forth on Schedule 1.21.

1.22. Data Room; Information Supplied. All copies of and originals of all information, documents, financial statements, agreements and materials provided by the Classics Shareholders (including their Representatives) to the Company (the “Provided Materials”), or their Affiliates or Representatives as part of the due diligence process leading up to the Parties entry into this Agreement were and remain accurate and complete in all material respects when provided and as of the Closing Date.

1.23. Advertising. Classics and its Subsidiaries are in compliance in all material respects, and have been in compliance in all material respects since January 1, 2023, with all Laws applicable to the business of Classics and its Subsidiaries with respect to the advertising, marketing and communication services (“Regulated Product Marketing Services”); and (i) Classics and its Subsidiaries have not received and are not subject to any administrative or regulatory action, or other similar written or other notice, complaint or inquiry made by any regulatory body or Governmental Body asserting that any element of products or services is not in compliance with any applicable Laws, and, to the Knowledge of each Classics Shareholder and Classics, no violation is threatened.

1.24. Intellectual Property.

1.24.1 Classics and its Subsidiaries own all right, title and interest in the intellectual property assets set forth in Schedule 1.24.3, Schedule 1.24.4 and Schedule 1.24.7 and such ownership is free and clear of all Liens and Encumbrances, obligatory payments to others and the obligation to grant rights to others. Except as set forth on Schedule 1.24.1, Classics and its Subsidiaries own all right, title and interest in, or possesses adequate licenses or other valid rights to use (without the making of any payment to others or the obligation to grant rights to others in exchange), free and clear of all Liens and Encumbrances, all other Intellectual Property owned by Classics and its Subsidiaries or used in connection with the operation of its/their business as currently conducted, including without limitation the intellectual property set forth on Schedule 1.24.3, Schedule 1.24.4 and Schedule 1.24.7. Classics and its Subsidiaries have taken all necessary and desirable action to maintain each item of Intellectual Property that Classics and its Subsidiaries own or use with respect to its business. All maintenance fees of patents set forth in Schedule 1.24.3 which become due (without the payment of a surcharge) prior to the Closing shall be paid by Classics prior to the Closing.

1.24.2 Classics and its Subsidiaries have not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of any other Person, and none of the directors and officers (and employees with responsibility for Intellectual Property matters) of Classics or its Subsidiaries have ever received any charge, complaint, claim, demand or notice from any Governmental Body or other Person alleging any such interference, infringement, misappropriation or conflict (including any claim that Classics or its Subsidiaries must license or refrain from using any Intellectual Property rights of any other Person). To Classics’ Knowledge, no Person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of Classics and its Subsidiaries.

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1.24.3 Schedule 1.24.3 identifies (i) each patent or patent registration which has been issued to Classics and its Subsidiaries in the United States and all jurisdictions worldwide with respect to any item of Intellectual Property, and (ii) each patent application or application for patent registration which Classics and its Subsidiaries has filed with respect to any item of Intellectual Property anywhere in the world (together with any exceptions). Classics and its Subsidiaries have delivered to the Company correct and complete copies of all such patents, registrations and applications (as amended to date) and have made available to the Company correct and complete copies of all other written documentation evidencing prosecution (if applicable) of each such item of Intellectual Property (the “Patents”). Prior to Closing, Classics and its Subsidiaries shall deliver to designated counsel of the Company all files in the possession of Classics and its Subsidiaries and its attorneys relating to the prosecution and maintenance of assets set forth in Schedule 1.24.3 (the “Patent Documentation”).

1.24.4 Schedule 1.24.4 identifies each registered and unregistered trademark, including product names and domain names, used by Classics and its Subsidiaries in connection with its business. Classics and its Subsidiaries have delivered to the Company correct and complete copies of all written documentation evidencing ownership and use of each such product name and domain name as set forth on Schedule 1.24.4. Classics and its Subsidiaries own no trademark registrations or applications for registration in any jurisdiction and no such applications have been filed by Classics and its Subsidiaries, any Affiliate thereof or their predecessor-in-interest.

1.24.5 Classics and its Subsidiaries own no copyright registrations or applications in any jurisdiction and no such applications have been filed by Classics and its Subsidiaries, any Affiliate thereof or their predecessor-in-interest.

1.24.6 Neither Classics and its Subsidiaries nor any Affiliate thereof nor their predecessor-in-interest is a party to any license, agreement or other permission which Classics and its Subsidiaries has granted to any other Person with respect to any item of Intellectual Property in the United States and any jurisdictions worldwide and that no such licenses, agreements or other permissions exist.

1.24.7 Schedule 1.24.7 identifies trade secrets and confidential business information of Classics and its Subsidiaries.

1.24.8 With respect to each item of Intellectual Property required to be identified on Schedule 1.24.3, Schedule 1.24.4 and Schedule 1.24.7:

(i) except as set forth on Schedule 1.24.1, Classics and its Subsidiaries owns all right, title and interest in and to such item, free and clear of any Liens and Encumbrances;

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(ii) except as set forth in Schedule 1.24.1, Classics and its Subsidiaries are unaware of any transfers of ownership or title of Intellectual Property;

(iii) such item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

(iv) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to Classics’ or any Classics Shareholder’s Knowledge, threatened which challenges the legality, validity, enforceability, use or ownership of such item;

(v) no prior art or activity is known by Classics which would affect the validity or enforceability of the claimed subject matter set forth in Schedule 1.24.3, or the validity or enforceability of the trademarks set forth in Schedule 1.24.4;

(vi) Classics and its Subsidiaries have not agreed to indemnify any Person for or against any interference, infringement, misappropriation or other conflict with respect to such item;

(vii) all licenses, agreements and other permissions pertaining to such item and all other rights to which Classics and its Subsidiaries are entitled with respect thereto are in compliance in all respects with all applicable Laws in all jurisdictions worldwide, including those pertaining to remittance of foreign exchange and Taxes; and

(viii) Classics and its Subsidiaries have not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale or transfer of, or granted any Lien on such item; nor has Classics or its Subsidiaries granted any release, covenant not to sue or other non-assertion assurance to any Person with respect to such item which could reasonably be expected to have an adverse effect on the aggregate value of the Intellectual Property.

1.24.9 Classics represents that neither it, nor any Subsidiaries, use any computer software or Intellectual Property owned by any Person other than Classics pursuant to any license, sublicense, agreement or permission and that no such licenses, sublicenses, agreements or permissions exist.

1.24.10 To Classics’ Knowledge, the continued operation of its and its Subsidiaries’ business as currently conducted does not and will not interfere with, infringe upon, misappropriate or otherwise come into conflict with, any Intellectual Property rights of any Person.

1.24.11 Classics has no Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other Persons have developed which reasonably could be expected to supersede or make obsolete any product or process of Classics and its Subsidiaries.

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1.25. Compliance With Laws.

1.25.1 Classics and its Subsidiaries are not in violation of any laws, governmental orders, rules or regulations, whether federal, state or local Laws, to which it or any of its assets or properties are subject, which may have a material adverse effect on its business or operations. Except as set forth in Schedule 1.25.1, Classics and its Subsidiaries have not received notice of any violation of any Law, or any potential liability under any Law, relating to the operation of Classics and its Subsidiaries or their business or operations, and Classics is not aware of any such violation or potential liability.

1.25.2 Schedule 1.25.2 sets forth a list of each government or regulatory license, authorization, permit, franchise, consent and approval (the “Permits”) issued and held by or on behalf of Classics and its Subsidiaries or, required to be so issued and held in connection with their business or operations as currently conducted by Classics and its Subsidiaries. Except as disclosed in Schedule 1.25.2, Classics and its Subsidiaries are the authorized legal holder of the Permits, and each Permit is valid and in full force and effect. Classics and its Subsidiaries are not in default under, and no condition exists that with notice or lapse of time or both could constitute a default or could give rise to a right of termination, cancellation or acceleration under, any Permit held by Classics and its Subsidiaries.

1.25.3 No officer, director or greater than 20% shareholder of Classics is considered a ‘bad actor’ under, or subject to disqualification under, Rule 506(d) of the Securities Act or has been subject to any event which would require disclosure by Classics under Rule 506(e) of the Securities Act in any offering under Regulation D.

1.26. Environmental Matters.

1.26.1 The operations of Classics and its Subsidiaries are currently and have been in compliance in all material respects with all applicable Environmental Laws and all licenses and permits issued pursuant to Environmental Laws or otherwise (“Environmental Permits”);

1.26.2 Classics has no Knowledge of any required Environmental Permits required under all applicable Environmental Laws necessary to operate Classics and its Subsidiaries;

1.26.3 Classics and its Subsidiaries are not the subject of any outstanding written order or contract with any Governmental Body or other Person respecting any Environmental Laws or any Release or threatened Release of a hazardous material. “Release” means any actual or threatened release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, migration or leaching into the indoor or outdoor environment, or into or out of any property;

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1.26.4 Classics and its Subsidiaries have not received any written communication alleging either that it may be in violation of any Environmental Law or Environmental Permit or that it may have any liability under any Environmental Law;

1.26.5 Classics and its Subsidiaries have not incurred, assumed or undertaken any contingent liability in connection with any Release of any hazardous materials into the indoor or outdoor environment (whether on-site or off-site) and there are no facts, circumstances or conditions relating to, arising out of or attributable to it that could give rise to material liability under Environmental Laws;

1.26.6 To the Knowledge of Classics and the Classics Shareholders, there is not located at any of the properties of Classics and its Subsidiaries any (i) underground storage tanks, (ii) asbestos or asbestos-containing material, (iii) equipment containing polychlorinated biphenyls, (iv) lead-based paint, or (v) mold;

1.26.7 No underground storage tanks and no amount of any substance that has been designated by any Governmental Body or by applicable federal, state or local legal requirement to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to applicable Law (a “Hazardous Material”), but excluding office and janitorial supplies, are present, as a result of the deliberate actions of Classics or its Subsidiaries, or, to the Classics Shareholders Knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Classics or its Subsidiaries has at any time owned, operated, occupied or leased; and

1.26.8 Classics and its Subsidiaries have not transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any legal requirement in effect on or before the date hereof, nor has Classics or its Subsidiaries disposed of, transported, sold, or manufactured any product containing a Hazardous Material (collectively, “Hazardous Material Activities”) in violation of any legal requirement promulgated by any Governmental Body in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

1.27. Insurance Coverage. Schedule 1.27 contains a list of all of the insurance policies and fidelity bonds covering the assets, businesses, operations, employees, officers and agents of Classics and its Subsidiaries. There is no material claim by Classics or its Subsidiaries pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all of such policies and bonds have been paid, and Classics and its Subsidiaries have complied in all material respects with the terms and conditions of all of such policies and bonds. Such policies of insurance and bonds are in full force and effect. Neither Classics nor any of the Classics Shareholders have Knowledge of any threatened termination of, or premium increase with respect to, any of such policies or bonds.

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1.28. Customer, Supplier and Employee Relations. Schedule 1.28 includes a complete and correct list of (a) all customers of Classics and its Subsidiaries who have made aggregate purchases in excess of 5% of the total revenues of Classics in calendar year 2023 or 2024 to date, and (b) all suppliers from whom Classics and its Subsidiaries have purchased in excess of AU$25,000 in equipment or supplies in calendar year 2023 or 2024 to date. The relationships of Classics and its Subsidiaries with such customers and suppliers and the employees of Classics and its Subsidiaries are good commercial working relationships and, except as disclosed in Schedule 1.28, none of such customers, suppliers or employees has canceled, terminated or otherwise materially altered or notified Classics or its Subsidiaries of any intention to cancel, terminate or materially alter its relationship with Classics and its Subsidiaries since December 31, 2023 and there will not be any such change as a result of the transactions contemplated by this Agreement.

1.29. Product and Service Matters. Except as disclosed in Schedule 1.29, each product manufactured, sold, leased, delivered or installed or services performed by Classics and its Subsidiaries prior to the Closing has, in all respects, complied with and conformed to all applicable federal, state, local or foreign laws and regulations, contractual commitments and all applicable warranties of Classics and its Subsidiaries. Schedule 1.29 includes copies of the standard terms and conditions of sale, lease, delivery or installation for the products and services of Classics and its Subsidiaries (containing applicable guaranty, warranty, and indemnity provisions). Except as disclosed in Schedule 1.29, none of such products or services is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease.

1.30. Compliance with Laws.

Without limiting any of the representations of Classics or any Classics Shareholder under Section 1.13, Classics and each Classics Shareholder represents and warrants that:

(i) Compliance with Anti-Money Laundering Laws. The operations of Classics and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Classics and its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Knowledge of Classics or the Classics Shareholders, threatened. Classics has established and maintains procedures and controls that are reasonably designed to ensure that Classics and its Subsidiaries are in compliance in all material respects with any applicable FCPA, Anti-Money Laundering Laws or OFAC (defined below) Laws.

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(ii) No Conflicts with Sanctions Laws. Neither Classics nor its Subsidiaries, nor to Classics’ or each Classics Shareholder’s Knowledge any director, officer, employee, agent, Affiliate of the Classics and its Subsidiaries or other person acting on behalf of Classics and its Subsidiaries or their Affiliates is, or is directly or indirectly owned or controlled by, a Person that is currently subject to any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Departments of State or Commerce and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or any other relevant sanctions authority (collectively, “Sanctions”), nor are Classics or its Subsidiaries located, organized or resident in a country or territory that is the subject or target of a comprehensive embargo or Sanctions prohibiting trade with the country or territory, including, without limitation, Cuba, Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); no action of Classics and its Subsidiaries or the Classics Shareholders in connection with (i) the execution, delivery and performance of this Agreement, or (ii) any other transaction contemplated hereby or the fulfillment of the terms hereof or thereof, will result in the proceeds of the transactions contemplated hereby being used, or loaned, contributed or otherwise made available, directly or indirectly, to any subsidiary, joint venture partner or other person or entity, for the purpose of (i) unlawfully funding or facilitating any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) unlawfully funding or facilitating any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, Classics and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(iii) Anti-Bribery. Neither Classics and its Subsidiaries nor any of the Classics Shareholders or their Affiliates, nor to the Knowledge of Classics or any Classics Shareholder any director, officer, agent, employee or other person associated with or acting on behalf of Classics and its Subsidiaries or any Affiliates thereof, has (i) used any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, to any employee or agent of a private entity with which Classics or its Subsidiaries do or seek to do business (a “Private Sector Counterparty”) or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated or is in violation of any provision of any applicable Laws implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions or any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the U.K. Bribery Act 2010, or any other similar law of any other jurisdiction in which Classics and its Subsidiaries operate its businesses, including, in each case, the rules and regulations thereunder, (iv) taken, is currently taking or will take any action in furtherance of an offer, payment, gift or anything else of value, directly or indirectly, to any person while knowing that all or some portion of the money or value will be offered, given or promised to anyone to improperly influence official action, to improperly obtain or retain business or otherwise to secure any improper advantage or (v) otherwise made any bribe, rebate, payoff, influence payment, unlawful kickback or other unlawful payment. Classics and its Subsidiaries have instituted and have maintained, and will continue to maintain, policies and procedures reasonably designed to promote and achieve compliance with the laws referred to in (iii) above and with this representation and warranty; and none of the Classics and its Subsidiaries nor any of their Affiliates will directly or indirectly use the proceeds from the Exchange or lend, contribute or otherwise make available such proceeds to any Affiliate, joint venture partner or other Person for the purpose of financing or facilitating any activity that would violate the laws and regulations referred to in (iii) above.

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1.31. Insider Trading. The Classics Shareholders certify and confirm that they have not personally, nor through any third parties, purchased, nor caused to be purchased in the public marketplace any publicly-traded shares of the Company. The Classics Shareholders further certify and confirm that they have not communicated the nature of the transactions contemplated herein, are not aware of any disclosure of non-public information regarding the Company or the transactions contemplated herein, and are not a party to any insider trading in the Company’s securities. The Classics Shareholders further certify and confirm that they have not “tipped” any related parties nor third parties regarding the transactions contemplated herein, and/or advised any parties to purchase, sell or otherwise trade shares of the Company’s securities in the marketplace.

1.32. Closing Date Releases.

1.32.1 Effective on the Closing Date, each Classics Shareholder for itself and its successors and assigns, hereby releases, acquits and forever discharges Classics and its Subsidiaries and their respective Affiliates, officers, directors, employees and agents and its respective successors and assigns of and from any and all Claims, demands, liabilities, responsibilities, disputes, causes of action and obligations of every nature whatsoever, liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent, that the Classics Shareholder has, owns or holds as of the Closing Date, or has at any time previously had, owned or held against such parties, including, without limitation, all Liabilities created as a result of the, gross negligence and willful acts of Classics or its Subsidiaries or the negligence of any of Classics or its Subsidiaries or their employees and agents, or under a theory of strict liability, existing as of the Closing Date; provided, however, that such release shall not cover (a) any Claims against Classics or its Subsidiaries or any of their Affiliates (other than Classics and its Subsidiaries) unrelated in any way to Classics or its Subsidiaries; (b) any Claims arising under any agreement between such Classics Shareholder and Classics or its Subsidiaries, previously disclosed to the Company, to be continued after the Closing Date; or (c) any Claims arising under this Agreement. Notwithstanding the foregoing, the releases and other agreements set forth in this Section 1.32 shall not apply to or otherwise limit, restrict or affect the indemnification, exculpation and other obligations set forth in ARTICLE VII or in any other document or agreement.

1.32.2 As of the date of this Agreement, each Classics Shareholder hereby represents and warrants that such Classics Shareholder has not previously assigned or transferred, or purported to assign or transfer, to any Person or entity whatsoever all or any part of the Claims, demands, liabilities, responsibilities, disputes, causes of action or obligations released in Section 1.32.1. Each Classics Shareholder represents and warrants that the Classics Shareholder has read and understands all of the provisions of this Section 1.32.1 and that the Classics Shareholder has been represented by legal counsel of the Classics Shareholder’s own choosing in connection with the negotiation, execution and delivery of this Agreement.

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1.32.3 The release provided by the Classics Shareholders pursuant to Section 1.32.1 shall apply notwithstanding that the matter for which release is provided may relate to the ordinary, sole or contributory negligence, gross negligence, willful misconduct or violation of Law by a released party, including Classics and its Affiliates, officers, directors, employees and agents, and for liabilities based on theories of strict liability, and shall be applicable whether or not negligence of the released party is alleged or proven, it being the intention of the Parties to release the released party from and against its ordinary, sole and contributory negligence and gross negligence as well as liabilities based on the willful actions or omissions of the released party and Liabilities based on theories of strict liability.

1.33. Solvency. Based on the financial condition of Classics as of the date of this Agreement, (i) the fair saleable value of Classics and its Subsidiaries’ assets exceeds the amount that will be required to be paid on or in respect of Classics and its Subsidiaries’ existing debts and other liabilities (including known contingent liabilities) as they mature, and (ii) Classics and its Subsidiaries’ assets do not constitute unreasonably small capital to carry on each of their business as now conducted. As of the date hereof, Classics and its Subsidiaries do not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

1.34. Acknowledgements. By entering into this Agreement, the Classics Shareholders agree that the Holdback Termination Right set forth in Section 3.2 hereof is fair and reasonable, and is an integral part of this Agreement and that the Company would have not entered into this Agreement if the Classics Shareholders did not agree to the Holdback Termination Right. By entering into this Agreement, the Classics Shareholders agree that the Earnout Termination Right set forth in Section 3.3 hereof is fair and reasonable, and is an integral part of this Agreement and that the Company would have not entered into this Agreement if the Classics Shareholders did not agree to the Earnout Termination Right.

1.35. No Other Representations or Warranties. Except for the representations and warranties contained in this ARTICLE I or in any Classics Schedule, neither Classics, the Classics Shareholders nor any other Person makes any other express or implied representation or warranty on behalf of Classics, the Classics Shareholders, or any of their Affiliates or representatives to the Company.

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1.36. No Untrue Representation or Warranty. No representation or warranty contained in this Agreement or any attachment, schedule, exhibit, certificate or instrument furnished to the Company by Classics or the Classics Shareholders pursuant hereto, or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE II.

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE COMPANY

As an inducement to, and to obtain the reliance of the Classics Shareholders, except as set forth in the schedules delivered by the Company in connection with its entry into this Agreement (the “Company Schedules”), the Company represents and warrants as follows (which shall be re-confirmed at Closing):

2.1. Organization. The Company is a corporation duly organized, validly existing, and in good standing under the laws of Nevada and has the corporate power and is duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets, to carry on its business in all material respects as it is now being conducted and as contemplated after the Exchange, and except where failure to be so qualified would not have a material adverse effect on its business, there is no jurisdiction in which it is not qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of the Company’s Governing Documents. The Company has taken all action required by law, its Governing Documents, or otherwise to authorize the execution and delivery of this Agreement, and the Company has full power, authority, and legal right and has taken all action required by Law, its Governing Documents or otherwise to consummate the transactions herein contemplated.

2.1. Trading Status. The Company’s common stock trades on the Nasdaq Capital Market under the symbol “GMGI”. The Company has no Knowledge of any notices of non-compliance with the Nasdaq Capital Market’s continued listing requirements.

2.2. Capitalization. As of the date of this Agreement the authorized capital stock of the Company consists of 300,000,000 shares of common stock, US$0.00001 par value per share, of which 120,801,977 shares are issued and outstanding, and 20,000,000 shares of preferred stock, US$0.00001 par value per share (such shares, collectively, “Preferred Stock”), of which 1,000 shares are designated as Series B Voting Preferred Stock and of which 1,000 shares are issued and outstanding and of which 1,000 shares are designated as Series C Preferred Stock and of which 1,000 shares are issued and outstanding. The terms of the Company’s Preferred Stock are described in the Disclosure Documents.

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2.3. No Conflict or Violation; Default; Confirmations.

2.3.1 The execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, conflict with or result in a breach of or constitute a default under (a) or result in the termination or the acceleration of, or the creation in any Person of any right (whether or not with notice or lapse of time or both) to declare a default, accelerate, terminate, modify or cancel any indenture, contract, lease, sublease, license, mortgage, indenture, lease, loan agreement, note or other obligation or liability (each, a “Company Contract”) to which the Company is a party or by which it is bound, (b) any provision of the Governing Documents of the Company, (c) any judgment, order, decree, rule or regulation of any Governmental Body to which the Company or Company’s business is subject or (d) any applicable laws or regulations. There is no (with or without the lapse of time or the giving of notice or both) violation or default or, to the knowledge of the Company, threatened violation or default of or under any Company Contract.

2.3.2 To the Company’s Knowledge, it has complied with all applicable federal and state securities laws and regulations, including being current in all of its reporting obligations under federal securities laws and regulations.

2.3.3 No order suspending the effectiveness of any registration statement of the Company under the Securities Act or the Exchange Act has been issued by the SEC and, to the Company’s Knowledge, no proceedings for that purpose have been initiated or threatened by the SEC.

2.3.4 The Company is not the subject of, nor does any officer or director of the Company have any reason to believe that the Company or any of its officers, directors or Affiliates will be the subject of, any civil or criminal proceeding or investigation by any federal or state agency alleging a violation of securities laws.

2.3.5 No officer, director or greater than 20% shareholder of the Company is considered a ‘bad actor’ under, or subject to disqualification under, Rule 506(d) of the Securities Act or has been subject to any event which would require disclosure by the Company under Rule 506(e) of the Securities Act in any offering under Regulation D.

2.4. Litigation and Proceedings. There are no actions, suits, proceedings or investigations pending or, to the Knowledge of the Company after reasonable investigation, threatened by or against the Company or affecting the Company or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, except as set forth in the Disclosure Documents. The Company has no Knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality, or any circumstance which after reasonable investigation would result in the discovery of such default.

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2.5. Approval of Agreement. The Directors of the Company have authorized the execution and delivery of this Agreement by the Company and approved this Agreement and the transactions contemplated hereby.

2.6. Valid Obligation. This Agreement and all agreements and other documents executed by the Company in connection herewith constitute the valid and binding obligation of the Company, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

2.7. No Other Representations or Warranties. Except for the representations and warranties contained in this ARTICLE II or in any Company Schedule neither the Company, nor any other Person, makes any other express or implied representation or warranty on behalf of the Company nor any of their Affiliates or representatives to Classics or the Classics Shareholder.

2.8. No Untrue Representation or Warranty. No representation or warranty contained in this Agreement or any attachment, schedule, exhibit, certificate or instrument furnished to Classics or the Classics Shareholder pursuant hereto, or in connection with the transactions contemplated hereby, contains any untrue statement of a material fact, or omits to state any material fact necessary to make the statements contained herein or therein not misleading.

ARTICLE III.

PLAN OF EXCHANGE

3.1. The Exchange.

3.1.1 On the terms and subject to the conditions set forth in this Agreement, on the Closing Date (as defined below) and effective for all purposes as of the Effective Date, the Classics Shareholders shall accept the Exchange Offer described herein and shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the Classics Stock, in the aggregate constituting no less than Eighty Percent (80%) of the issued and outstanding securities of Classics to the Company at the Closing. The Exchange shall be effective for all purposes as of the Effective Date.

3.1.2 The Company shall accept the Exchange Offer, and shall, on the terms and conditions set forth in this Agreement, which shall be in consideration for Eighty Percent (80%) of the ownership interests of Classics:

(i) issue the Classics Shareholders, pro rata with their ownership of Classics, on the Closing Date 810,390 shares of the Company’s common stock (the “Closing Shares”);

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(ii) pay the Classics Shareholders, pro rata with their ownership of Classics, on the Closing Date AU$6,780,000 (the “Closing Cash to Shareholders”),

(iii) pay the Classics Shareholders, pro rata with their ownership of Classics, on the Closing Date AU$33,808.40 representing 80% of agreed value of of the Nett Effective Date Assets.

(iv) together the Closing Shares in 3.1.2 (i), and the Closing Cash in 3.1.2 (ii) the “Closing Consideration”);

(v) pay the Classics Shareholders, pro rata with their ownership of Classics, within six (6) months from of the Closing Date, up to an additional AU$500,000 subject to the terms of Section 3.2 (the “Holdback Cash”);

(vi) issue the Classics Shareholders, pro rata with their ownership of Classics, on the Closing Date, up to an additional 201,992 shares of the Company’s common stock (the “Base Earnout Shares”), pursuant to the terms and conditions of Section 3.3, below; and

(vii) pay the Classics Shareholders, pro rata with their ownership of Classics, on the Closing Date, up to an additional AU$1,820,000 (the “Base Earnout Cash” and together with the Earnout Shares, the “Base Earnout Consideration”), pursuant to the terms and conditions of Section 3.3, below.

The Parties agree that the Company Securities shall each be deemed to have a value of AU$3.85 per share (the “AU$ Agreed Value”) and US$2.51 (the “US$ Agreed Value”).

3.2. Closing Shares True-Up. The Closing Shares shall be subject to a true-up as set forth in this Section 3.2. If the Last Closing Price on the hundred and eightieth (180th) day following the Closing Date (the “True-Up Date”), is less than the Last Closing Price on the Closing Date, then the Classics Shareholders shall be due from Company additional consideration (which shall be deemed an increase in the Closing Consideration), equal to (a) the total number of Closing Shares, multiplied by (b) the difference between (i) the Last Closing Price on the True-Up Date, and (ii) the Last Closing Price on the Closing Date (as applicable, (a) multiplied by (b), the “True-Up Amount”). At the option of the Company, the True-Up Amount may be paid in cash or additional shares of the Company’s common stock (“True-Up Shares”), or any combination thereof. The number of True-Up Shares shall equal the True-Up Amount (or such portion thereof that the Company desires to pay in shares of Company common stock), divided by the $US Agreed Value, rounded to the nearest whole share. In the event that the Last Closing Price on the True-Up Date is equal to or greater than the Last Closing Price on the Closing Date, no True-Up Amount shall be due to the Classics Shareholders and the Classics Shareholders shall have no rights under this Section 3.2. To the extent due pursuant to this Section 3.2, the True-Up Amount shall be paid within ten (10) Business Days of the True-Up Date. In the event the cash portion of the True-Up Amount is paid in AU$, the portion of the True-Up Amount paid in AU$ shall be converted from US$ to AU$ based on the exchange rate on the True-Up Date as determined in good faith by the Company.

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3.3. Holdback. The Holdback Cash shall be paid to the Classics Shareholders, subject to the terms of this Section 3.2, if (and only if) the Company determines, within six (6) months after the Closing Date that the Classics Shareholders have not defaulted in, or breached, any of their obligations, covenants or representations hereunder and/or under the Shareholders Agreement (the “Holdback Requirement”). If the Company determines that the Holdback Requirement has been met, then the Company shall so notify the Classics Shareholders in writing and shall wire the Holdback Cash, to the Classics Shareholders in accordance with wire instructions provided by the Classics Shareholders to the Company within ten (10) Business Days after notifying the Classics Shareholders of such determination. If the Company determines that the Holdback Requirement has not been met, then the Company shall have no further obligations under this Section 3.2, and such Holdback Cash shall be deemed forfeited by the Classics Shareholders and shall become the property of the Company (the “Holdback Termination Right”). The Company shall not be required to segregate or escrow the Holdback Cash and the Classics Shareholders shall not be due any interest or earnings on such Holdback Cash while held by the Company.

3.4. Potential For Earnout Consideration.

3.4.1 The Classics Shareholders shall be eligible to earn the Earnout Consideration, in accordance with the terms of this Section 3.3. The total Base Earnout Cash, if any, payable to the Classics Shareholders shall total the Base Earnout Cash, multiplied by the Earnout Consideration Percentage as set forth in the table below (the “Earnout Metrics”) and the total Base Earnout Shares, if any, issuable to the Classics Shareholders shall total the Base Earnout Shares, multiplied by the Earnout Consideration Percentage as set forth in the Earnout Metrics below, rounded up to the nearest whole share:

Net Profit For the Earnout Period	Earnout Consideration Percentage
Under AU$2,500,000.00	0%
Between AU$2,500,000.00 and AU$3,000,000.00	50%
Between AU$3,000,000.01 and AU$3,500,000.00	100%
Over AU$3,500,000.01	120%

For example, if total Net Profit for the Earnout Period is AU$3,200,000.00, the Earnout Consideration Percentage would be 100% and the Classics Shareholders would receive 100% of the Base Earnout Cash and 100% of the Base Earnout Shares. As shown in the table above, the Classics Shareholders have the right to earn more than 100% of the Base Earnout Cash (specifically up to 120% of the Base Earnout Cash) and more than 100% of the Base Earnout Shares (specifically up to 120% of the Base Earnout Shares) if certain of the Earnout Metrics are met. For the purposes of this Agreement, “Earnout Shares” means the Base Earnout Shares multiplied by the Earnout Consideration Percentage and “Earnout Cash” means the Base Earnout Cash multiplied by the Earnout Consideration Percentage, and collectively, the Earnout Shares and Earnout Cash are defined herein as the “Earnout Consideration”.

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3.4.2 For purposes of the determination of the Earnout Metrics and Earnout Consideration Percentage, “Net Profit for the Earnout Period” shall equal total Classics for a Cause Pty Ltd ABN number 636 124 162 Net Profit for the Earnout Period, as determined by the Company’s management in good faith, based on the books and records of Classics for a Cause Pty Ltd ABN number 636 124 162.

3.4.3 For purposes of the determination of the Earnout Metrics and Earnout Consideration Percentage, “Net Profit for the Earnout Period”. Debt Forgiveness shall not affect earnout calculations and in addition any adjustments required in terms of accrued income for GAAP purposes shall also not be included in the calculations. The determination will be conducted on trading of Classics for a Cause Pty Ltd ABN number 636 124 162 records written on a cash basis.

3.4.4 Notwithstanding the above, Earnout Consideration shall only be due to the Classics Shareholders, if the Company determines on the Net Profit Determination Date, that the Classics Shareholders have not defaulted in, or breached, any of their obligations, covenants or representations hereunder and/or under the Shareholders Agreement (the “Earnout Requirement”). If the Company determines that the Earnout Requirement has not been met, then the Company shall have no further obligations under this Section 3.3, and such Earnout Cash (including Base Earnout Cash) and Earnout Shares (including Base Earnout Shares) shall be deemed forfeited (the “Earnout Termination Right”).

3.4.5 If the Company determines that the Earnout Consideration is due under this Section 3.3, then the Company shall so notify the Classics Shareholders in writing and shall (a) wire the Earnout Cash; and (b) issue the Earnout Shares, to the Classics Shareholders in accordance with wire instructions provided by the Classics Shareholders to the Company within ten (10) Business Days after the Net Profit Determination Date.

3.4.6 The Classics Shareholders shall (and shall cause Classics to) provide to the Company full access to Classic’s books, bank accounts and bank statements, and other sources of information necessary, in the Company’s opinion, to make a determination as to the Net Profit For the Earnout Period.

3.4.7 During the Earnout Period, the Company agrees (i) to provide a commercially reasonable operating budget for Classics similar to the past practices of Classics and to operate Classics in a manner not intentionally designed to reduce the amount of revenue produced by Classics, but with due regard for practical business considerations, including with respect to profitability criteria, (ii) to provide products and services to customers and clients of Classics on terms, provisions, pricing, timeliness and quality of service comparable to that provided to the applicable historical standards of Classics generally, and (iii) to not divert sales generation efforts with clients and customers of Classics away from Classics and its sales channels with the sole intent of reducing the Classics Net Profit for the Earnout Period. The Classics Shareholders agree that the restrictions stated in this paragraph are limited by the reasonable business considerations of the Company with respect to the operation of Classics. Except for regular maintenance capital expenditures arising in the ordinary course of business, nothing herein shall constitute an obligation on the part of the Company to acquire any additional equipment or make any predetermined level of capital expenditures during the Earnout Period.

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3.5. Closing. The closing (“Closing”) of the transaction contemplated by this Agreement shall occur automatically, and without any further required action from any Party, upon the satisfaction of the Closing Conditions (described below) (the “Closing Date”) which date shall in no event be later than August 21, 2024 (the “Required Closing Date”), unless such date is extended in writing by the mutual consent of all Parties.

3.5.1 The following “Closing Conditions” shall have occurred, or have been waived by Classics and the Company in writing, prior to the Closing Date:

(i) The Directors of the Company shall have approved the transactions contemplated by this Agreement and the issuance of the Closing Shares, and Earnout Shares, to the extent applicable;

(ii) Classics Shareholders shall surrender the certificates evidencing Eighty Percent (80%) of the securities of Classics, duly endorsed with stock powers or notarized signatures of the holders thereof so as to make the Company the sole owner thereof;

(iii) Classics shall supply the Company with Minutes of the Directors of Classics approving and consenting to this Agreement and the transactions contemplated herein;

(iv) Classics (and its principals) shall have delivered documentation and agreements relating to and evidencing the assets of Classics and the Intellectual Property, to the Company, in such form as reasonably requested by the Company, and all corporate records (including minutes) of Classics and its subsidiaries, if any;

(v) The Parties shall have delivered all officers certificates, Schedules, exhibits and other documentation and information required pursuant to the terms and conditions of this Agreement;

(vi) The Classics Shareholders have delivered to the Company a copy of the Shareholders Agreement executed by each Classics Shareholder;

(vii) Classics shall have provided the Company a copy of a good standing certificate dated within 10 days of the Closing Date;

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(viii) The Company shall have paid the Classics Shareholders the Closing Cash to Shareholders and

(ix) The Company shall have complied with all of the requirements of ARTICLE VI, below and Classics shall have complied with all of the requirements of ARTICLE V, below.

3.5.2 Promptly following Closing, the Company and the Classics Shareholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered) any and all certificates, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the Parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

3.6. Tradability of Company Securities. The Company Securities have not been registered under the Securities Act, nor registered under any state securities Law, and are “restricted securities” as that term is defined in Rule 144 under the Securities Act. The securities may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from registration under the Securities Act. The Company Securities will bear the following restrictive legend:

‘‘THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED WITHOUT EITHER: i) REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR ii) SUBMISSION TO THE CORPORATION OF AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION THAT SAID SHARES AND THE TRANSFER THEREOF ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.’’

3.7. Termination.

3.7.1 The transactions contemplated hereby may be terminated or abandoned at any time prior to the Closing Date:

(i) by the mutual written consent of the Company and Classics;

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(ii) (x) by either a Simple Majority of the Classics Shareholders or the Company, if there has been a breach of any material representation, warranty, covenant, agreement, or undertaking made by the other Party in this Agreement, which breach, if curable, is not cured within thirty (30) calendar days after delivery by the non-breaching Party to the breaching Party of written notice, which shall specify the nature of such breach and the breaching Party’s intention to terminate this Agreement if such breach or failure is not cured (provided, however, that if the cure reasonably requires more than thirty (30) days to complete, then the breaching Party shall have an additional fifteen (15) days, provided it timely commences the cure and continues diligently prosecuting the cure to completion); provided further, however, that the non-breaching Party shall be obligated to elect to terminate within thirty (30) days of the end of the cure period (if applicable), or else it shall be required to close regardless of such breach;

(iii) by either the Company, or a Simple Majority of the Classics Shareholders, on written notice to the other Party if the Closing shall not have occurred on or prior to the Required Closing Date; provided, however, that the right to terminate this Agreement under this Section 3.6.1(iii) shall not be available to any Party whose breach of any provision of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before the Required Closing Date; provided, further, that notwithstanding the previous limitation, the Required Closing Date shall not be extended in perpetuity until such breach is cured, and the non-breaching Party shall be obligated to elect: (x) to close regardless of such breach following a reasonable period of time necessary to cure such breach, or (y) to terminate this Agreement on a date certain to not exceed 12 months from the date hereof, and upon any failure to make such election, this Agreement shall automatically terminate as of the date that is 12 months from the date hereof; or

(iv) by (1) Classics or (2) a Simple Majority of the Classics Shareholders, upon written notice to the Company if any of the conditions set forth in ARTICLE VI shall have become incapable of fulfillment and shall not have been waived by Classics and where applicable, the Classics Shareholders, or (2) by the Company on written notice to Classics if any of the conditions set forth in ARTICLE V shall have become incapable of fulfillment and shall not have been waived by the Company; provided that the right to terminate this Agreement pursuant to this Section 3.6.1(iv) shall not be available if the failure of the Party so requesting termination to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of such condition to be satisfied on or prior to such date.

3.7.2 This Agreement may be terminated by either the Directors of the Company, the Directors of Classics or a Simple Majority of the Classics Shareholders at any time prior to the Closing Date if:

(i) there shall be any actual or threatened action or proceeding before any court or any Governmental Body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the judgment of such Directors or Classics Shareholders (as applicable), made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the Exchange; or

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(ii) any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions (which does not include the SEC) or in the judgment of such Directors or Classics Shareholders (as applicable), made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the Exchange.

In the event of termination pursuant to this paragraph, no obligation, right or liability shall arise hereunder, and each Party shall bear all of the expenses incurred by it in connection with the negotiation, drafting, and execution of this Agreement and the transactions herein contemplated.

3.8. Effect of Termination. In the event of the termination of this Agreement in accordance with Section 3.6, this Agreement shall become null and void and of no further force or effect except for ARTICLE VII and ARTICLE VIII which shall survive the termination of this Agreement for any reason. Termination of this Agreement shall not relieve a breaching Party from all breaches of this Agreement that occurred prior to such termination. In no event shall any Party be liable for punitive damages.

ARTICLE VI.

 SPECIAL COVENANTS

4.1. Access to Properties and Records. The Company and Classics will each afford to the officers and authorized representatives of the other Parties reasonable access to the properties, books and records of the Company or Classics, as the case may be, in order that each may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of the other, and each will furnish the other with such additional financial and operating data and other information as to the business and properties of the Company or Classics, as the case may be, as the other shall from time to time reasonably request. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and each Party hereto shall cooperate fully therein. No investigation by a Party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other Party under this Agreement. In order that each Party may investigate as it may wish the business affairs of the other, each Party shall furnish the other during such period with all of such information and copies of such documents concerning the affairs of it as the other Party may reasonably request, and cause its officers, employees, consultants, agents, accountants, and attorneys to cooperate fully in connection with such review and examination, and to make full disclosure to the other Parties all material facts affecting its financial condition, business operations, and the conduct of operations.

4.2. Delivery of Books and Records and Bank Accounts. At the Closing, Classics shall deliver to the Company copies of the corporate minute books, books of account, contracts, records, and all other books or documents including the bank accounts of Classics now in the possession of Classics or its representatives.

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4.3. Third Party Consents and Certificates. The Company and Classics agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

4.4. Actions Prior to Closing.

4.4.1 From and after the date of this Agreement until the Closing Date and except as set forth in the Company Schedules or the Classics Schedules, or as permitted or contemplated by this Agreement, the Company and Classics, respectively (subject to paragraph (b) below), will each:

(i) carry on its business in substantially the same manner as it has heretofore;

(ii) maintain and keep its properties in states of good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty;

(iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

(iv) use good faith efforts to perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

(v) use its good faith efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationship with its material suppliers and customers; and

(vi) fully comply with and perform in all material respects all obligations and duties imposed on it by all federal, provincial and state laws and all rules, regulations, and orders imposed by federal, provincial or state governmental authorities.

4.4.2 From and after the date of this Agreement until the Closing Date, Classics will not:

(i) make any changes in its Governing Documents;

(ii) take any action described in Section 1.6 (all except as permitted therein or as disclosed in Classics’ schedules);

(iii) enter into or amend any contract, agreement, or other instrument except in the ordinary course of business involving the sale of goods or services; and

(iv) sell any assets or discontinue any operations, sell or issue any shares evidencing capital stock (other than as contemplated in this Section 4.4), issue any convertible securities or conduct any similar transactions other than in the ordinary course of business.

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4.5. Post-Closing Conditions; Requirements.

4.5.1 Following the Closing, pursuant to the terms and conditions of Section 3.1.2, hereof, the Company shall issue the Closing Shares to the Classics Shareholders.

4.5.2 Following the Closing, the Classics Shareholders shall assist the Company, at Classics’ sole cost and expense, with the preparation of financial statements in accordance with US GAAP, pro forma financial information and such other interim financial information as required by Item 2.01 and/or Item 9.01 of Form 8-K and Regulation S-X of the Securities Act, in acceptable form to the Company, as applicable, to the extent deemed required by the Company and its advisors (the “Financial Statements”).

4.5.3 For good and valuable consideration, including the Closing Cash and the Closing Shares, which the Classics Shareholders acknowledge the sufficiency of, the Classics Shareholders each agree that for a period of two (2) years following the Closing (the “Non-Compete Period”), each Classics Shareholder (whether by itself, through its Affiliates, employers or employees or agents or otherwise, and whether on its own behalf or on behalf of any other Person) shall not, directly or indirectly, either as an employee, employer, consultant, agent, investor, principal, partner, stockholder (except as the holder of less than 10% of the issued and outstanding stock of a publicly held corporation), own, manage, operate, control, be employed by, act as an officer, director, agent or consultant for, or be in any other way connected with or provide services or products to or for, any Person in the business of manufacturing, selling, creating, renting, marketing, producing, undertaking, developing, supplying, or otherwise dealing with or in Restricted Services or Restricted Products in the Restricted Area, except in each case through the Company, Classics’ or their Subsidiaries (the “Non-Compete”). The Classics Shareholders each agree that but for agreeing to the terms of this Non-Compete, the Company would not have agreed to make the terms of this Agreement or the Exchange. For purposes of this Section 4.5.3 and this Agreement in general, the following terms shall have the following meanings:

(i) “Applicable Date of Determination” means the date or dates within the Non-Compete Period that any Classics Shareholder competes against, seeks to compete against, or is alleged to have competed against, the Companies, in violation of, or in compliance with, the terms of this Agreement.

(ii) “Restricted Area” means Australia, UK and USA

(iii) “Restricted Products” means any product or service, that the Company, Classics or any of their respective Subsidiaries and/or any of their respective Affiliates or subsidiaries is researching, developing, manufacturing, distributing, selling and/or providing at any time during the two years prior to the Applicable Date of Determination in the betting and gambling industry.

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(iv) “Restricted Services” means the manufacture, sale, or distribution of the Restricted Products and/or any other services that the Company, Classics or any of their respective Subsidiaries and/or any of their Affiliates is researching, developing, performing and/or providing at any time during the two years prior to the Applicable Date of Determination in the betting and gambling industry.

Every provision of this Section 4.5.3 is intended to be severable. If, in any jurisdiction, any term or provision of this Section 4.5.3 is determined to be invalid or unenforceable, (a) the remaining terms and provisions of this Section 4.5.3 shall be unimpaired, (b) any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such term or provision in any other jurisdiction, and (c) the invalid or unenforceable term or provision shall, for purposes of such jurisdiction, be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. If any court shall determine that any covenant or restriction, by the length of time or any other restriction, or portion thereof, set forth in this Section 4.5.3 is unreasonable or unenforceable, the Parties, cooperating in good faith, shall reduce or modify such covenants or restrictions to those which it deems reasonable and enforceable under the circumstances (and if despite such good faith efforts the Parties are unable to mutually agree upon reduced or modified covenants or restrictions, the applicable court having jurisdiction thereof shall prescribe appropriately limited or modified covenants or restricted) and, as so reduced or modified, the Parties hereto agree that such covenants and restrictions shall remain in full force and effect as so modified. If a court determines that any provision of this Section 4.5.3 is invalid or against public policy and cannot be so reduced or modified so as to be made enforceable, the remaining provisions of this Section 4.5.3 shall not be affected thereby, and shall remain in full force and effect.

The covenants and undertakings contained in this Section 4.5.3 relate to matters which are of a special, unique and extraordinary character, and a violation of any of the terms of this Section 4.5.3 will cause irreparable injury to the Company, the amount of which will be impossible to estimate or determine and which cannot be adequately compensated. Accordingly, the remedy at law for any breach of this Section 4.5.3 will be inadequate. Therefore, the Company will be entitled to seek an injunction, restraining order or other equitable relief from any court of competent jurisdiction, in the event of any breach of this Section 4.5.3, without the necessity of proving actual damages, posting any bond or surety. The rights and remedies provided by this Section 4.5.3 are cumulative and in addition to any other rights and remedies which the Company may have hereunder or at law or in equity.

4.5.4 Lock-Up.

(i) Think Tank Enterprises Pty Ltd, one of the Classics Shareholders (“Think Tank”), agrees that it will not, directly or indirectly, Transfer of any of the Company Securities until the one (1) year anniversary of the Closing Date, without the prior written approval of the Company (the “Lock-Up”).

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(ii) Notwithstanding the above, a Transfer of Company Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member (for purposes of this Agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); or transfers of Company Securities to a charity or educational institution; provided that in the case of any transfer pursuant to the foregoing clauses any such transfer shall not involve a disposition for value and each transferee shall agree to be bound by this Lock-Up in writing, pursuant to an acknowledgement acceptable to the Company.

(iii) Any attempted Transfer of Company Securities by Think Tank which is not in compliance with the Lock-Up or which is in violation of the terms of this Agreement shall be void ab initio.

(iv) In furtherance of the foregoing, the Company and its transfer agent are hereby authorized (i) to decline to make any transfer of securities if such transfer would constitute a violation or breach of the Lock-Up and (ii) to imprint on any certificate representing Company Securities beneficially owned by Think Tank (or any book-entry relating to such Company Securities) with a legend describing the restrictions contained herein.

8.5.5 The Classic Shareholders shall provide Brett Goodman and Anthony Goodman full access and full transactional ability on all bank accounts and merchant accounts held by Classics and Classics for a Cause within 7 days of Closing. Transactional ability on bank accounts will allow for any one person to transact independently.

ARTICLE V.

 CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

The obligations of the Company under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions, to the extent not waived by the Company in writing:

5.1. Ownership of Classics. Prior to the Closing Date, the Classics Shareholders shall have demonstrated to the Company, with evidence reasonably satisfactory to the Company, that the Classics Shareholders are the owners of One Hundred Percent (100%) of the outstanding securities of Classics.

5.2. Accuracy of Representations and Performance of Covenants. The representations and warranties made by Classics and the Classics Shareholders in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement). Classics and the Classics Shareholders shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Classics or the Classics Shareholders prior to or at the Closing. The Company shall be furnished with a certificate, signed by a duly authorized executive officer of Classics and dated the Closing Date, to the foregoing effect.

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5.3. Officer’s Certificate. The Company shall have been furnished with a certificate dated the Closing Date and signed by a duly authorized officer of Classics to the effect that no litigation, proceeding, investigation, or inquiry is pending, or to the best Knowledge of Classics threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement, or, to the extent not disclosed in the Classics Schedules, by or against Classics, which might result in any material adverse change in any of the assets, properties, business, or operations of Classics.

5.4. No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any material change in the financial condition, business, or operations of Classics nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be unacceptable by the Company in its reasonable discretion.

5.5. Approval by Classics. The Exchange shall have been approved, and securities delivered in accordance with Section 3.1, by Classics and the Classics Shareholders. The Directors of Classics shall have approved the transactions contemplated by this Agreement.

5.6. No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

5.7. Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company and Classics after the Closing Date on the basis as presently operated shall have been obtained.

5.8. Due Diligence. The Company shall have conducted due diligence on Classics and verified among other things, the rights and liabilities associated with the assets and operations of Classics (the “Due Diligence”), which Due Diligence shall be satisfactory to the Company in its sole and absolute discretion. In the event that the Due Diligence is unsatisfactory to the Company, the Company shall have the right to terminate this Agreement and the transactions contemplated hereby without any liability to the Company whatsoever. Classics agrees to afford to the officers and authorized representatives of the Company, reasonable access to the properties, books and records of Classics, as the case may be, in order that it may have a full opportunity to make such reasonable investigation as it shall desire to make of the affairs of Classics and will furnish Company with such additional financial and operating data and other information as to the business, operations and assets of Classics as the Company shall from time to time reasonably request. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and each Party hereto shall cooperate fully therein. No investigation by a Party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other Party under this Agreement.

5.9. Other Closing Conditions. The closing conditions set forth in Section 3.4.1 shall have occurred.

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ARTICLE VI.

CONDITIONS PRECEDENT TO OBLIGATIONS OF CLASSICS AND THE CLASSICS SHAREHOLDERS

The obligations of Classics and the Classics Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions, to the extent not waived by Classics and the Classics Shareholders, in writing:

6.1. Accuracy of Representations and Performance of Covenants. The representations and warranties made by the Company in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. Additionally, the Company shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by the Company and shall have satisfied all conditions set forth herein prior to or at the Closing. Classics shall have been furnished with certificates, signed by duly authorized executive officers of the Company and dated the Closing Date, to the foregoing effect.

6.2. Officer’s Certificate. Classics shall have been furnished with a certificate dated the Closing Date and signed by the duly authorized executive officer of the Company, to the effect that no litigation, proceeding, investigation or inquiry is pending, or to the best Knowledge of the Company threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement or, to the extent not disclosed in the Company Schedules, by or against the Company, which might result in any material adverse change in any of the assets, properties or operations of the Company.

6.3. No Material Adverse Change. Prior to the Closing Date, there shall not have occurred any change in the financial condition, business or operations of the Company nor shall any event have occurred which, with the lapse of time or the giving of notice, is determined to be reasonably unacceptable by Classics or the Classics Shareholders.

6.4. No Governmental Prohibition. No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

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6.5. Consents. All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of the Company and Classics after the Closing Date on the basis as presently operated shall have been obtained.

6.6. Other Closing Conditions. The closing conditions set forth in Section 3.4.1 shall have occurred.

ARTICLE VII.

 INDEMNIFICATION

7.1. Indemnification by the Classics Shareholders. Subject to the provisions of this Article, the Classics Shareholders jointly and severally agree to indemnify, defend and hold the Company and its Affiliates, parents, stockholders, subsidiaries, officers, directors, employees, agents, successors and assigns (such indemnified persons are collectively hereinafter referred to as “the Company Indemnified Persons”), harmless from and against any and all loss, liability, damage or deficiency (including interest, penalties, judgments, costs of preparation and investigation, and attorneys’ fees) (collectively, “Losses”) that any of the Company Indemnified Person may suffer, sustain, incur or become subject to arising out of or due to: (a) the non-fulfillment of any covenant, undertaking, agreement or other obligation of Classics or the Classics Shareholders or any other Party (other than the Company) under this Agreement or any Schedule hereto; (b) any action taken by Classics or the Classics Shareholders prior to the Closing Date, or the operations of Classics prior to Closing; (c) any misstatement, breach of or inaccuracy of any representation of Classics or the Classics Shareholders in this Agreement; (d) the breach of any representation, warranty or covenant of Classics or the Classics Shareholders in this Agreement; or (e) any liabilities of Classics which are not disclosed to the Company at or prior to Closing and which the Company is required to satisfy subsequent to Closing (including all fees and expenses associated therewith); provided however, that Classics and the Classics Shareholders will not be liable under clause (d) of this Section 7.1 unless the aggregate amount of Losses exceeds AU$50,000 (the “Threshold”), in which event Classics or Classics Shareholders shall be liable for all Losses up to, including and exceeding the amount of the Threshold. “Losses” as used in this Article are not limited to matters asserted by third parties, but include Losses incurred or sustained in the absence of third party claims. Payment is not a condition precedent to recovery of indemnification for Losses.

7.2. Indemnification by the Company. Subject to the provisions of this Article, the Company agrees to indemnify, defend and hold the Classics Shareholders (the “Classics Indemnified Persons”), harmless from and against any and all Losses that any Classics Indemnified Person may suffer, sustain, incur or become subject to arising out of or due to: (a) the non-fulfillment of any covenant, undertaking, agreement or other obligation of the Company under this Agreement; (b) any action taken by Classics and/or the operations of Classics after the Closing; which, however, does not include any action that was caused by or as a fault of an action which originally occurred prior to the Closing Date or could be partially attributed as a Loss to the Company under Section 7.1 of this Agreement; (c) any misstatement, breach of or inaccuracy of any material representation of the Company in this Agreement; or (d) the breach of any representation, warranty or covenant of the Company in this Agreement provided however, that the Company will not be liable under clause (d) of this Section 7.2 unless the aggregate amount of Losses exceeds the Threshold, in which event the Company shall be liable for all Losses up to, including and exceeding the amount of the Threshold. The Company shall in no event be responsible for indemnifying or defending any affiliates, officers, directors, employees, agents, successors or assigns of Classics or the Classics Shareholders following the Closing for any matter whatsoever.

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7.3. Survival of Representations, Warranties and Covenants. The representations, warranties, covenants and other provisions of this Agreement which by their terms or by implication are to have continuing effect after the expiration or termination of this Agreement shall survive the Closing Date or the termination of this Agreement for any reason whatsoever, and shall remain in full force and effect.

7.4. Notice and Opportunity to Defend. If a Claim for Losses is to be made by any Company Indemnified Person or Classics Indemnified Person (any such indemnified person, hereinafter a “Claimant”) seeking indemnification hereunder, such Claimant shall notify the indemnifying party or parties (any such indemnifying party, a “Respondent”) promptly. If such event involves (a) any claim or (b) the commencement of any action or proceeding by a third person, Claimant shall give Respondent written notice of such claim or the commencement of such action or proceeding as provided above. Delay or failure to so notify Respondent shall only relieve Respondent of its obligation to the extent, if at all, that Respondent is prejudiced by reason of such delay or failure. Respondent shall have a period of 30 days within which to respond thereto. If Respondent accepts responsibility or does not respond within such 30 day period, then Respondent shall be obligated to compromise or defend, at its own expense and by counsel chosen by Respondent, which counsel shall be acceptable to such Company Indemnified Person or Classics Indemnified Person, as the case may be, such matter, and Respondent shall provide Claimant with such assurances as may be reasonably required by Claimant to assure that Respondent will assume and be responsible for the entire liability at issue. If Respondent fails to assume the defense of such matter within said 30 day period, Claimant will (upon delivering notice to such effect to Respondent) have the right to undertake, at Respondent’s cost and expense, the defense, compromise or settlement of such matter on behalf of such Claimant. The Claimant agrees to cooperate with Respondent and its counsel in the defense against any such asserted liability. In any event, Claimant shall have the right to participate at its own expense in the defense of such asserted liability. Any compromise of such asserted liability by Respondent shall require the prior written consent of Claimant, which consent will not be unreasonably withheld and in the event Claimant defends any such asserted liability, then any compromise of such asserted liability by Claimant shall require the prior written consent of Respondent, which consent shall not be unreasonably withheld.

7.5. Remedies Exclusive. The remedies conferred by this Article are intended to be exclusive of and shall supersede any other remedy available under law or at equity.

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7.6. Emergency Relief. Notwithstanding anything in this Article to the contrary, any Party may seek emergency relief from a court for any remedy that may be necessary to protect any rights or property of such Party pending the establishment of the arbitral tribunal or its determination of the merits of the controversy.

7.7. Right to Set Off. In the event that the Company shall have a claim against any Classics Shareholder for which the Company has not been fully indemnified as contemplated above, the Company shall have the right to set off the amount of such claim against any Classics Shareholder, against any amounts due such Classics Shareholder hereunder, or any other agreement or understanding by and between the Company and any Classics Shareholder, including, but not limited to any Holdback Cash, Earnout Cash (including Base Earnout Cash), True-Up Amount or Earnout Shares (including Base Earnout Shares). For the purposes of such Set Off, the Holdback Cash and Earnout Cash (including Base Earnout Cash) will be valued at the AU$ Agreed Value and the Earnout Shares (including Base Earnout Shares) and the True-Up Amount will be valued at the US$ Agreed Value.

ARTICLE VIII.

 CONFIDENTIALITY

8.1. Confidentiality. At all times after the Closing, the Classics Shareholders shall retain in strictest confidence, and shall not disclose to any third parties or use for their benefit (other than in order to fulfill the terms and conditions of this Agreement and the transactions contemplated by this Agreement) or for the benefit of others any confidential information comprising or related to the Company or any of the Company’s Affiliates, Classics, or Classics’ property, including, but not limited to, its Intellectual Property, including, without limitation, trade secrets, customer lists, marketing plans or strategies, product development techniques or plans, or technologies (collectively “Confidential Information”). Confidential Information shall not include information which (i) is or becomes part of the public domain without breach of this Agreement, (ii) was known to the receiving party on a non-confidential basis prior to disclosure by the other party (except in connection with information of Classics, which shall be considered Confidential Information for all purposes), (iii) is independently received by the receiving party without the use of confidential information, or (iv) is explicitly approved for release by written authorization of the disclosing party. In the event that the receiving party is legally required to disclose any confidential information, the receiving party shall promptly notify the disclosing party of such requirement and, if requested by the disclosing party, shall reasonably cooperate in the disclosing party’s efforts to prevent or limit such disclosure.

8.2. Enforceability.

8.2.1 It is the desire and intent of the Parties that the provisions of ARTICLE VIII shall be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If any particular provision or portion of ARTICLE VIII shall be adjudicated to be invalid or unenforceable in any jurisdiction, ARTICLE VIII shall be deemed amended to delete therefrom such provision or portion adjudicated to be invalid or unenforceable, such amendment to apply only with respect to the operation of this Section8.2 in the particular jurisdiction in which such adjudication is made. Classics and each Classics Shareholder agrees that it would be difficult to measure the damages to Company and its affiliates from the breach by Classics or any Classics Shareholder of the provisions of ARTICLE VIII, that injury to the Company from such breach would be impossible to calculate, and that monetary damages would therefore be an inadequate remedy; accordingly, Classics and the Classics Shareholders agree that the Company shall be entitled, in addition to all other remedies it might have, to injunctions or other appropriate orders to restrain any such breach without showing or proving any actual damages.

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8.2.2 The undertakings and covenants of Classics and the Classics Shareholders contained in ARTICLE VIII are an integral part of the transactions set forth in this Agreement and the consideration paid by the Company pursuant to this Agreement shall be consideration to include consideration for such undertakings and covenants.

ARTICLE IX.

 DEFINITIONS

9.1. Certain Definitions. In addition to other terms defined throughout this Agreement, the following terms have the following meanings when used herein:

9.1.1 “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, and in the case of any natural Person shall include all relatives and family members of such Person. For purposes of this definition, a Person shall be deemed to control another Person if such first Person and/or any relatives or family members of such first Person directly or indirectly owns or holds five percent (5%) or more of the ownership interests in such other Person. In the case of Classics, each Classics Shareholder is considered an Affiliate of Classics.

9.1.2 “Agreement” means this Share Exchange Agreement, including all exhibits hereto, including, but not limited to the Shareholders Agreement.

9.1.3 “AU$” means Australian dollars.

9.1.4 “Business Day” means a day other than (i) a Saturday, (ii) a Sunday or (iii) a day on which commercial banks in the City of Brisbane, Australia, are authorized or required to be closed for business.

9.1.5 “Claim” means any claim (including any product liability, malpractice or errors or omission claim), demand, complaint, cause of action, investigation, inquiry, suit, action, hearing, notice of violation or legal, administrative, arbitrative or other Proceeding.

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9.1.6 “Classics For a Cause” means Classics For a Cause Pty Ltd., a limited company duly organized, validly existing, and in good standing under the laws of Australia.

9.1.7 “Classics Net Profit” means an amount (not less than zero) determined as of the end of any applicable period of determination, by subtracting (a) the sum of Classics’ direct expenses associated with such revenues, whether paid or accrued, based on the internally prepared financial statements of Classics, as reasonably acceptable to the Company, as of and for such applicable period, determined in accordance with Generally Accepted Accounting Principles (GAAP) consistently applied, from (b) the sum of (A) any cash revenues of Classics for such applicable period of determination; and (B) the Company Offsetting Expenses.

9.1.8 “Classics Parties” means collectively Classics and its Subsidiaries, including Classics For a Cause.

9.1.9 “Closing Price” means the last sales price of the Company’s common stock on the applicable Trading Day on the Nasdaq Capital Market as reported by NASDAQ.com (or a comparable reporting service of national reputation)(collectively, “NASDAQ.com”), or if the foregoing does not apply, the last reported sales price of such security on the applicable Trading Day on a national exchange or in the over-the-counter market on the electronic bulletin board for such security as reported by NASDAQ.com, or, if no such price is reported for such security by NASDAQ.com on the applicable Trading Day, the average of the bid prices of all market makers for such security as reported in the “pink sheets” by OTC Markets.

9.1.10 “Company Offsetting Expenses” means those expenses of Classics which relate solely to the Company, and which in the reasonable determination of the Company would not be incurred by Classics if it wasn’t majority owned by the Company. For example only, the incremental costs associated with Classic’s compliance with PCAOB auditing requirements over those costs associated with a non-PCAOB auditing requirement shall be included in Company Offsetting Expenses.

9.1.11 “Company Securities” means collectively, the Closing Shares and the Earnout Shares, if any, and the True-Up Shares, if any.

9.1.12 “Directors” means the (i) Board of Directors of a corporation; (ii) the Managers of a limited liability company, if manager managed and the Members of a limited liability company, if member managed; or (iii) the General Partner of a partnership, as applicable, or in each case similar management personnel of the applicable entity, which are authorized to govern the entity and have authority to approve and adopt, among other things, this Agreement and the terms and conditions hereof.

9.1.13 “Earnout Period” means the period from the Closing Date until the Net Profit Determination Date.

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9.1.14 “EDGAR” means the SEC’s Electronic Data Gathering, Analysis, and Retrieval system, which can be searched pursuant to the instructions in Section 1.20.4.

9.1.15 “Effective Date” means August 1, 2024.

9.1.16 “Encumbrance” means any charge, claim, community or other marital property interest, condition, equitable interest, Lien, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first option, right of first refusal or similar restriction, including any restriction on use, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.

9.1.17 “Environmental Law(s)” means any foreign, federal, state or local statute, regulation, ordinance, or rule of common law as now or hereafter in effect in any way or any other legally binding requirement relating to the environment, natural resources or protection of human health and safety.

9.1.18 “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

9.1.19 “FCPA” means the U.S. Foreign Corrupt Practices Act.

9.1.20 “Governing Documents” of an entity means the (i) articles or certificate of incorporation or association, certificate of formation, articles of organization or certificate of limited partnership or similar instrument under which an entity is formed; and (ii) the other documents or agreements, including bylaws, partnership agreements of partnerships, operating agreements of limited liability companies, or similar documents, adopted by the entity to govern the formation and internal affairs of the entity.

9.1.21 “Governmental Body” means any:

(i) nation, state, county, city, town, borough, village, district or other jurisdiction;

(ii) federal, state, local, municipal, foreign or other government;

(iii) governmental or quasi-governmental authority of any nature (including any agency, branch, department, board, commission, court, tribunal or other entity exercising governmental or quasi-governmental powers);

(iv) multinational organization or body;

(v) body exercising, or entitled or purporting to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power; or

(vi) official of any of the foregoing.

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9.1.22 “Intellectual Property” means (i) all inventions, whether patentable or not patentable, all improvements thereto, and all patents, patent applications (including those listed on Schedule 1.24.3 and patent disclosures, together with all reissues, continuations, continuations-in-part, divisionals, revisions, utility models, extensions and reexaminations thereof, (ii) the websites, URLs, domain names, trade names and trademarks (including registered and unregistered trademarks, service marks and applications thereof used in the business of Classics) including those set forth in Schedule 1.24.3 together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all copyrightable works, all copyrights and all applications, registrations, renewals and derivatives in connection therewith, (iv) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, certifications, compositions, manufacturing and production processes and techniques, technical data, designs including advertising designs, logos, drawings, packaging, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals, (v) all other proprietary rights, and (vi) all copies and tangible embodiments thereof (in whatever form or medium).

9.1.23 “Knowledge” means that:

(i) A natural Person will be deemed to have Knowledge of a particular fact or other matter if such Person is actually aware of the fact or matter or should have been aware of such fact or other matter after reasonable inquiry.

(ii) A Person, other than a natural person, will be deemed to have Knowledge of a particular fact or other matter if any natural Person who is serving, or who has at any time served, as a director, officer, partner, employee, agent, executor or trustee of that Person (or in any similar capacity) has, or at any time had, Knowledge of that fact or other matter (as set forth in (i) above) or should have been aware of such fact or other matter after reasonable inquiry.

9.1.24 “Last Closing Price” means the Closing Price on the applicable date of determination, or if the applicable date of determination is not a Trading Day, the Closing Price on the last Trading Day prior to the date of determination.

9.1.25 “Law” means any federal, state, local or foreign law (including common law), statute, code, ordinance, rule, regulation or other requirement or rule of law (including but not limited to as related to revenue, labor, or ERISA) of any Governmental Body.

9.1.26 “Leased Real Property” means the parcels of real property of which Classics and/or its Subsidiaries are the lessee (together with all fixtures and improvements thereon).

9.1.27 “Liability” means with respect to any Person, any liability or obligation of such Person of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements of such Person.

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9.1.28 “Liens” means all liens, pledges, mortgages, security interests, claims, covenants, leases, subleases, charges, conditions, options, rights of first refusal, licenses, easements, servitudes, rights of way, encumbrances or any other restriction or limitation whatsoever.

9.1.29 “Net Profit Determination Date” means June 30, 2025.

9.1.30 “Owned Real Property” means the real property of which any Company is fee title owner (together with all fixtures and improvements thereon), if any.

9.1.31 “PCAOB” means U.S. Public Company Accounting Oversight Board.

9.1.32 “Person” means an individual, partnership, corporation, business trust, limited liability company, limited liability partnership, joint stock company, trust, unincorporated association, joint venture or other entity or a Governmental Body.

9.1.33 “SEC” means the United States Securities and Exchange Commission.

9.1.34 “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

9.1.35 “Shareholders Agreement” means a Shareholders Agreement entered into between the Company and each of the Classics Shareholders on mutually acceptable terms, including providing the Company a buyout right as set forth therein.

9.1.36 “Simple Majority” means Classics Shareholders holding a majority of the Classics Stock immediately prior to the Closing Date.

9.1.37 “Trading Day” means any day on which the Company’s common stock is traded on the Nasdaq Capital Market, or, if the Nasdaq Capital Market is not the principal trading market for the Company’s common stock, then on the principal securities exchange or securities market on which the Company’s common stock is then traded; provided that “Trading Day” shall not include any day on which the Company’s common stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Company’s common stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York Time).

9.1.38 “Representatives” means, with respect to a Person, such Person’s parents/owners/members/shareholders/partners, directors, managers, officers, employees, attorneys, accountants, representatives, financial advisors, lenders, consultants, and other agents.

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9.1.39 “Tax” means any income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental, windfall profit, customs, vehicle, airplane, boat, vessel or other title or registration, capital stock, franchise, employees’ income withholding, foreign or domestic withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, value added, alternative, add-on minimum and other tax, fee, assessment, levy, tariff, charge or duty of any kind whatsoever and any interest, penalty, addition or additional amount thereon imposed, assessed or collected by or under the authority of any Governmental Body or payable under any tax-sharing agreement or any other contract.

9.1.40 “Transfer” means the direct or indirect, offer for sale, sale, pledge, hypothecation, transfer, assignment or other disposition of (or to enter into any transaction or device that is designed to, or could be expected to, result in the sale, pledge, hypothecation, transfer, assignment or other disposition at any time) (including, without limitation, by operation of law), or the entry into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of Company Securities, whether any such transaction is to be settled by delivery of Company Securities or other securities, in cash or otherwise.

9.1.41 “U.S.” means the United States of America.

9.1.42 “US$” means United States dollars.

9.2. Other Definitional Provisions. The Parties acknowledge, confirm and agree that:

9.2.1 The language in all parts of this Agreement shall be construed, in all cases, according to its fair meaning.

9.2.2 Each Party and its counsel have reviewed and revised this Agreement and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting Party shall not be employed in the interpretation of this Agreement.

9.2.3 Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

9.2.4 References to any gender include the other genders.

9.2.5 The words “include,” “includes” and “including” do not limit the preceding terms or words and shall be deemed to be followed by the words “without limitation”.

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9.2.6 The terms “hereof”, “herein”, “hereunder”, “hereto” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.

9.2.7 The terms “day” and “days” mean and refer to calendar day(s).

9.2.8 The terms “year” and “years” mean and refer to calendar year(s).

9.2.9 Unless otherwise set forth herein, references in this Agreement to (i) any document, instrument or agreement (including this Agreement) (A) includes and incorporates all exhibits, schedules and other attachments thereto, (B) includes all documents, instruments or agreements issued or executed in replacement thereof and (C) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified or supplemented from time to time in accordance with its terms and in effect at any given time, and (ii) a particular Law means such Law as amended, modified, supplemented or succeeded, from time to time and in effect at any given time.

9.2.10 In the event of any conflict between the provisions of this Agreement and any such Exhibit or Schedule, the provisions of this Agreement shall control.

9.2.11 All Article, Section, Exhibit and Schedule references herein are to Articles, Sections, Exhibits and Schedules of this Agreement, unless otherwise specified.

ARTICLE X.

 MISCELLANEOUS

10.1. Broker/Finder’s Fee. No broker’s or finder’s fee will be paid in connection with the transaction contemplated by this Agreement. The Company and the Classics Shareholders, each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

10.2. Equitable Adjustments. All Company Securities shall be subject to equitable adjustment in accordance with dividends payable in stock on such Company Common Stock, stock splits, stock combinations, and other similar events affecting the Company Common Stock).

10.3. Governing Law and Jurisdiction. This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Nevada without giving effect to principles of conflicts of law thereunder. Each of the Parties hereby: (a) irrevocably submits to the non-exclusive personal jurisdiction of any Nevada court, over any claim arising out of or relating to this Agreement and irrevocably agrees that all such claims may be heard and determined in such Nevada court; and (b) irrevocably waives, to the fullest extent permitted by applicable Law, any objection it may now or hereafter have to the laying of venue in any proceeding brought in a Nevada court.

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Share Exchange Agreement

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10.4. Notices. All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be delivered (i) by personal delivery, or (ii) by national overnight courier service, or (iii) by certified or registered mail, return receipt requested, or (iv) via facsimile transmission, with confirmed receipt, or (v) via email. Notice shall be effective upon receipt except for notice via fax (as discussed above) or email, which shall be effective only when the recipient, by return or reply email or notice delivered by other method provided for in this Section 10.4, acknowledges having received that email (with an automatic “read receipt” or similar notice not constituting an acknowledgement of an email receipt for purposes of this Section 10.4, but which acknowledgement of acceptance shall include cases where recipient ‘replies’ to such prior email, including the body of the prior email in such ‘reply’). Such notices shall be sent to the applicable Party or Parties at the addresses specified below, subject to notice of changes thereof from any Party with at least ten (10) Business Days’ notice to the other Parties. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver. Notices shall be sent:

if to the Company, to:

Golden Matrix Group, Inc.

Attn: Anthony Brian Goodman

3651 Lindell Road, Suite D131

Phone: (702) 318-7548

Email:

with a copy to (which shall not constitute notice hereunder):

The Loev Law Firm, PC

Attn: David M. Loev, Esq. or John S. Gillies, Esq.

6300 West Loop South, Suite 280

Bellaire, Texas 77401

Phone: (713) 524-4110

Email:

if to Classics, to:

Classics Holdings Co. Pty Ltd.

Attn: Thomas Bailey

32 Wright Place

Algester QLD 4115

Phone: 0476 108 710

Email:

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with a copy to (which shall not constitute notice hereunder):

PT & Co Lawyers Pty Ltd

Attn: Peter Thelwell

22 Village High Crescent

Coomera QLD 4209

Phone: : +61 (0) 450 694 779

Email:

if to a Classics Shareholder, to:

The address for notice set forth on the signature page hereof

10.5. Attorneys’ Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

10.6. Confidentiality. Each Party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another Party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other Party, and shall not use such data or information or disclose the same to others (which information shall include the existence of this Agreement and the transactions contemplated herein), except (i) to the extent such data or information is published, is a matter of public knowledge (through no fault or action of the Party holding such information on behalf of the other Party), or is required by a court of competent jurisdiction to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement. In the event of the termination of this Agreement, each Party shall return to the other Party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each Party will continue to comply with the confidentiality provisions set forth herein. Classics and the Classics Shareholders further agree and consent to the disclosure by the Company of any material information regarding Classics and the Classics Shareholders which the Company or its counsel deems necessary for disclosure in the Company’s public filings on EDGAR in connection with the Company’s current or periodic report filings. The Company shall use its best efforts to avoid the disclosure of any competitive pricing or specific customer information to the public.

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10.7. Publicity. Prior to or after the Closing of the transaction contemplated herein, any announcement, or press or news release by Classics or the Classics Shareholders, managers, shareholders, employees, officers, or agents shall be reviewed and approved by the Company prior to its release, subject to any requirements of Law. The Company shall be allowed to make any announcements relating to this Agreement or the transactions contemplated herein, and shall be allowed to file this Agreement and any exhibits or related agreements as may be required pursuant to the Company’s public reporting obligations with the SEC, subject to prior approval by Classics, which approval shall not be unreasonably withheld, conditioned or delayed. Prior to the Closing and prior to the Closing Date, Classics shall make no announcements relating to this Agreement, the Company or the transactions contemplated herein without the prior written consent of the Company, which approval will not be unreasonably withheld.

10.8. Schedules and Exhibits. The Schedules and Exhibits are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full herein.

10.9. Schedules; Knowledge. Each Party is presumed to have full Knowledge of all information set forth in the other Party’s schedules delivered pursuant to this Agreement and Classics and the Classics Shareholders are deemed to have knowledge of the information set forth in the Company’s EDGAR filings.

10.10. Third Party Beneficiaries. This contract is strictly between the Company, Classics and the Classics Shareholders, and, except as specifically provided, no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

10.11. Expenses. The Company, the Classics Shareholders and Classics each hereto agree to pay their own costs and expenses incurred in negotiating this Agreement including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby, and those costs and expenses incurred in consummating the transactions described herein.

10.12. Entire Agreement. This Agreement represents the entire agreement between the Parties relating to the subject matter thereof and supersedes all prior agreements, letters of intent, term sheets, understandings and negotiations, written or oral, with respect to such subject matter.

10.13. Survival; Termination. The representations, warranties, and covenants of the respective Parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of two (2) years, unless the terms of this Agreement provide for a longer period of survival.

10.14. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

10.15. Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing. At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all Parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the Party or Parties for whose benefit the provision is intended.

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10.16. Best Efforts. Subject to the terms and conditions herein provided, each Party shall use its reasonable best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable. Each Party also agrees that it shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

10.17. Remedies. The Parties agree that the covenants and obligations contained in this Agreement relate to special, unique and extraordinary matters and that a violation of any of the terms hereof or thereof would cause irreparable injury in an amount which would be impossible to estimate or determine and for which any remedy at law would be inadequate. As such, the Parties agree that if any Party fails or refuses to fulfill any of its obligations under this Agreement or to make any payment or deliver any instrument required hereunder or thereunder, then any other Party shall have the remedy of specific performance, which remedy shall be cumulative and nonexclusive and shall be in addition to any other rights and remedies otherwise available under any other contract or at law or in equity and to which such Party might be entitled.

10.18. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to affect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

10.19. Independent Nature of Classics’ Shareholders Obligations and Rights. Except as expressly set forth herein, the obligations of each Classics Shareholder under this Agreement are several and not joint with the obligations of any other Classics Shareholder, and no Classics Shareholder shall be responsible in any way for the performance or non-performance of the obligations of any other Classics Shareholder under this Agreement. Nothing contained herein, and no action taken by any Classics Shareholder pursuant hereto, shall be deemed to constitute the Classics Shareholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Classics Shareholders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement, and each Classics Shareholder has conducted its own diligence review. Each Classics Shareholder has been represented by its own separate legal counsel in its review and negotiation of this Agreement.

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10.20. No Presumption from Drafting. This Agreement has been negotiated at arm’s-length between Persons knowledgeable in the matters set forth within this Agreement. Accordingly, given that all Parties have had the opportunity to draft, review and/or edit the language of this Agreement, no presumption for or against any Party arising out of drafting all or any part of this Agreement will be applied in any action relating to, connected with or involving this Agreement. In particular, any rule of law, legal decisions, or common law principles of similar effect that would require interpretation of any ambiguities in this Agreement against the Party that has drafted it, is of no application and is hereby expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to affect the intentions of the Parties.

10.21. Review and Construction of Documents. Each Party herein expressly represents and warrants to all other Parties hereto that (a) before executing this Agreement, said Party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said Party has relied solely and completely upon its own judgment in executing this Agreement; (c) said Party has had the opportunity to seek and has obtained the advice of its own legal, tax and business advisors before executing this Agreement; (d) said Party has acted voluntarily and of its own free will in executing this Agreement; and (e) this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel.

10.22. Headings; Gender. The paragraph headings contained in this Agreement are for convenience only, and shall in no manner be construed as part of this Agreement. All references in this Agreement as to gender shall be interpreted in the applicable gender of the Parties.

10.23. Transaction Expenses. Until Closing, in the event this Agreement is terminated prior to Closing and/or in the event the Exchange does not close, each Party shall be responsible for the payment of any and all of its own expenses, including without limitation the fees and expenses of counsel, accountants and other advisers, arising out of or relating directly or indirectly to the transactions contemplated by this Agreement (“Transaction Expenses”).

10.24. Cooperation Following the Closing. Following the Closing, each Party shall deliver to the other Party such further information and documents and shall execute and deliver to the other Party such further instruments and agreements as the other Party shall reasonably request to consummate or confirm the transactions provided for herein, to accomplish the purpose hereof or to assure to the other Party the benefits hereof.

10.25. Counterparts, Effect of Facsimile, Emailed and Photocopied Signatures. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .peg or similar attachment to electronic mail (including email) or as an electronic download (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re execute the original form of this Agreement and deliver such form to all other Parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Remainder of page left intentionally blank. Signature pages follow.]

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IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

“COMPANY”
GOLDEN MATRIX GROUP, INC.

By:	/s/ Anthony Brian Goodman
Name:	Anthony Brian Goodman
Title:	Chief Executive Officer

“Classics”

CLASSICS HOLDINGS CO. PTY LTD.

By:	/s/ Nicholas Flanigan
Name:	Nicholas Flanigan
Title:	Director

[Signature Pages of Classics Shareholders Follow On Attached Pages]

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“CLASSICS SHAREHOLDERS”

NJF Exercise Physiologists Pty Ltd
ACN 147 139 222

By:	/s/ Nicholas Flanigan
Name:	Nicholas Flanigan
Title:	Director
75 Shares Owned
Address for notice:_32 Wright Place, Algester QLD 4115
Email for notice:

Think Tank Enterprises Pty Ltd
ACN 617 369 909

By:	/s/ Thomas Bailey
Name:	Thomas Bailey
Title:	Director
50 Shares Owned
Address for notice:_32 Wright Place, Algester QLD 4115
Email for notice:

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EXHIBIT A

FORM OF STOCK REGISTRATION FORM

(CHECK ONE):

_____  INDIVIDUAL OWNERSHIP (one signature required)

_____  TRUST (please include name of trust, name of trustee, and date trust was formed and copy of the Trust Agreement or other authorization)

_____  PARTNERSHIP (please include a copy of the Partnership Agreement authorizing signature)

_____  CORPORATION (please include a certified corporate resolution authorizing signature)

_____  LIMITED LIABILITY COMPANY (please include a certified corporate resolution authorizing signature)

________________________________________________________________________

Please print here the exact name (registration)

Such Shareholder desires to appear in the records of the Company

________________________________________________________________________

Please print here the exact address

Such Shareholder desires to appear in the records of the Company

Signature:

By: _________________________

Printed Name: ______________________

If on behalf of Entity:

Entity Name: ___________________

Signatory’s Position with Entity: ___________________

Beneficial Owner(s) of Securities To Be Owned by Entity: _____________________

Address: ____________________________________________________________

SS#/Tax Id Number: ______________________________

Telephone Number: ( ) - _____ - _______

Email:____________________

EXHIBIT B

CERTIFICATE OF ACCREDITED INVESTOR STATUS

By signing below, the undersigned confirms, acknowledges and agrees that he, she or it, is an “accredited investor,” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”). This Certificate of Accredited Investor Status forms a part of that certain Share Exchange Agreement dated on or around August [●], 2024, by and between Golden Matrix Group, Inc. (the “Company”), Classics Holdings Co. Pty Ltd. (“Classics”), and the shareholders of Classics (the “Exchange Agreement”). Capitalized terms used herein but not otherwise defined have the meanings given to such terms in the Exchange Agreement.

The undersigned has initialed the line below indicating the basis on which he, she or it is representing his, her or its status as an “accredited investor”. The representation and confirmation below shall be effective for all purposes as of the Closing Date, as defined in the Exchange Agreement (the “Applicable Date”) pursuant to the terms of the Purchase Agreement. The Company and its attorneys and representatives shall be able to rely on this Certificate of Accredited Investor Status for any and all purposes. The undersigned confirms, acknowledges and agrees that he, she or it, is an “accredited investor”, due to the fact that he, she or it is:

_______

a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and such plan has total assets in excess of US$5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of US$5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

_______	a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

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_______

an organization described in Section 501(c)(3) of the U.S. Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of US$5,000,000;

_______

a natural person whose individual net worth, or joint net worth with the undersigned’s spouse or spousal equivalent, at the time of this purchase exceeds US$1,000,000. For purposes of this item, “net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person’s primary home) over total liabilities. Total liabilities excludes any mortgage on the primary home in an amount of up to the home’s estimated fair market value as long as the mortgage was incurred more than 60 days before the Applicable Date, but includes (i) any mortgage amount in excess of the home’s fair market value and (ii) any mortgage amount that was borrowed during the 60-day period before the Applicable Date;

_______

a natural person who had an individual income in excess of US$200,000 in each of the two most recent years or joint income with the undersigned’s spouse or spousal equivalent in excess of US$300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year. “Income” for this purpose is computed by adding the following items to adjusted gross income for federal income tax purposes: (a) the amount of any tax-exempt interest income received; (b) the amount of losses claimed as a limited partner in a limited partnership; (c) any deduction claimed for depletion; (d) deductions for alimony paid; (e) deductible amounts contributed to an IRA or Keogh retirement plan; and (f) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the U.S. Internal Revenue Code; or

_______	an entity (other than a trust) in which all of the equity holders are “accredited investors” by virtue of their meeting one or more of the above standards.

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Accredited Investor Status on ____________, 2024.

Name:

By:
Signature

Printed Name of Signatory (if entity):

Title:
(required for any stockholder that is a corporation, partnership, trust or other entity)

If joint ownership, both parties should sign above.

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